Emerging Markets Debt Portfolio
              a separate portfolio of Bear Stearns Investment Trust
                          Class A, Class C and Class Y


                       STATEMENT OF ADDITIONAL INFORMATION
                                 (May ___, 1997)

         Emerging Markets Debt Portfolio (the "Portfolio"), formerly known as Emerging Markets Debt Fund, is organized as a separate, non-diversified portfolio of Bear Stearns Investment Trust (the "Trust"), an open-end management investment company. The Portfolio's investment objective is to seek high current income by investing primarily in a portfolio of Debt Obligations of issuers located in Emerging Countries. The Portfolio's secondary objective is to provide investors with capital appreciation.

         This Statement of Additional Information is not a Prospectus. The information contained herein supplements and should be read only in conjunction with the current relevant Prospectus for the Portfolio, dated May ___, 1997 (the "Prospectus"). A copy of such Prospectus may be obtained without charge from Bear, Stearns & Co. Inc. ("Bear Stearns"), 245 Park Avenue, New York, New York 10167, or at 1-800-766-4111, your Bear Stearns account executive, any Authorized Dealer or the Transfer Agent at 1-800-447-1139. This Statement of Additional Information has been incorporated into the Prospectus. Capitalized terms used herein and not otherwise defined have the same meanings as are given to such terms in the Prospectus.

                                TABLE OF CONTENTS

                                                         Prospectus
                                                   Page             Page
                                                   ----             ----

GENERAL............................................1                  3
INVESTMENT OBJECTIVE AND POLICIES..................1                  8
INVESTMENT PRACTICES...............................7                 16
RISK FACTORS AND SPECIAL CONSIDERATIONS............7                 17
INVESTMENT LIMITATIONS............................14                 16
MANAGEMENT OF THE PORTFOLIO.......................16                 24
DISTRIBUTION PLAN.................................23                 26
PORTFOLIO TRANSACTIONS............................25                 --
PURCHASE AND REDEMPTION INFORMATION...............26                 26
SHARES OF THE PORTFOLIO...........................28                 34
NET ASSET VALUE...................................29                 28
PERFORMANCE AND YIELD INFORMATION.................30                 33
CODE OF ETHICS....................................31                 --
TAXATION..........................................32                 32
SPECIAL TAX CONSIDERATIONS........................36                 32
MISCELLANEOUS.....................................39                 36
FINANCIAL STATEMENTS..............................40
APPENDIX A - INVESTMENT PRACTICES................A-1

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS STATEMENT OF ADDITIONAL INFORMATION IN CONNECTION WITH THE OFFERING MADE BY THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PORTFOLIO OR ITS DISTRIBUTOR. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE PORTFOLIO OR BY THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

        This Statement of Additional Information is dated May ___, 1997.

                                     GENERAL

         Emerging Markets Debt Portfolio (the "Portfolio"), formerly known as Emerging Markets Debt Fund, is organized as a separate, non-diversified portfolio of Bear Stearns Investment Trust (the "Trust"), an open-end management investment company organized under the laws of The Commonwealth of Massachusetts on October 15, 1992. The Portfolio commenced investment operations on May 3, 1993.


                        INVESTMENT OBJECTIVE AND POLICIES

         The following supplements the information contained in the Prospectus concerning the investment objectives and policies of, and techniques used by, the Portfolio and should be read in conjunction with the Prospectus section entitled "Investment Objective and Policies."

         General. The Portfolio seeks to provide investors with high current income by investing primarily in a portfolio of Debt Obligations of issuers located in Emerging Countries. The Portfolio's secondary objective is to provide investors with capital appreciation. The following information relates to and supplements the description of the Portfolio's investment policies contained in its Prospectus.

        Investments. The investment vehicles which the Portfolio's investment manager, Bear Stearns Funds Management Inc. ("BSFM" or the "Investment Manager") is expected to acquire or utilize on behalf of the Portfolio are described below:

         Brady Bonds. "Brady Bonds" are debt securities issued in exchange of outstanding commercial bank loans to Emerging Countries public and private entities in connection with sovereign debt restructurings under a plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady known as the Brady Plan. The Portfolio may invest in either collateralized or uncollateralized Brady Bonds. U.S. dollar-denominated, collateralized Brady Bonds, which generally have maturities of up to 30 years and may be fixed rate "par" bonds or floating rate "discount" bonds, are collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on such bonds generally are collateralized by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate bonds, initially is equal to at least one year's rolling interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Brady Bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (these uncollateralized amounts constituting the "residual risk"). In light of the residual risk of Brady Bonds and the history of defaults by Emerging Countries public and private entities with respect to their commercial bank loans, investments in Brady Bonds may be viewed as speculative. In the case of "discount bonds," the collateral for interest is adjusted at regular intervals to allow for changes in interest rates. For purposes of applicable tax and the Investment Company Act of 1940, as amended (the "Investment Company Act"), rules and regulations, Brady Bonds are not considered U.S. government securities.

         The Portfolio is not limited with respect to the percentage of its Brady Bond investments that may be issued by any specific country, except to the extent necessary to satisfy the Asset Diversification Requirement described
under   "Taxation  -  General  Tax   Consequences   to  the  Portfolio  and  its
Shareholder."

         Loans. The Portfolio may invest up to 20% of its total assets in Loans. The Portfolio may invest in dollar-denominated fixed and floating rate loans ("Loans") arranged through private negotiations between one or more financial institutions and an obligor in the Emerging Country. In connection with purchasing participations, the Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the Loan ("Loan Agreement"), nor any rights of setoff against the borrower, and the Portfolio may not directly benefit from any collateral supporting the Loan in which it has purchased the participation. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation.

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In the  event of the  insolvency  of the  lender  selling a  participation,  the
Portfolio may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. The Portfolio will acquire participations only if the lender interpositioned between the Portfolio and the borrower is determined by the Investment Manager to be creditworthy. When the Portfolio purchases assignments from lenders, the Portfolio will acquire direct rights against the borrower of the Loan. However, since assignments are arranged
through  private   negotiations   between  potential   assignees  and  potential
assignors, the rights and obligations acquired by the Portfolio as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

         In addition, certain of the Loans in which the Portfolio may purchase participations may be or may become subject to agreements to restructure the obligations. These agreements occasionally require the owners of the obligations to contribute additional capital. In such cases, the Portfolio as a participant, may be required to contribute its pro-rata portion of the funds demanded even though it may have insufficient assets to make such contribution. If this were to occur, the Portfolio could be forced to liquidate loan participations or sub-participations at unfavorable prices to avoid the new money obligations.

         Non-Dollar Denominated Securities. The Portfolio may invest up to 30% of its total assets in non-dollar denominated securities provided that no more than 20% of the Portfolio's assets are expected to be invested in Debt Obligations denominated in the local currency of any one country.

         Convertible Securities. The Portfolio may invest up to 10% of its total assets in convertible securities. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to comparable non-convertible securities. While no securities investment is completely without risk, investments in convertible securities generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities have unique investment characteristics in that they generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying stock since they have fixed income characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases. The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security. The Portfolio only intends to invest in convertible securities where the value of the option is minimal and the convertible security trades on the basis of its coupon.

         Repurchase Agreements. The Portfolio may agree to purchase securities from a bank or recognized securities dealer and simultaneously commit to resell the securities to the bank or dealer at an agreed-upon date and price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased securities ("Repurchase Agreements"). The Portfolio would maintain custody of the underlying securities prior to their repurchase; thus, the obligation of the bank or dealer to pay the repurchase price on the date agreed to would be, in effect, secured by such securities. If the value of such securities were less than the repurchase price, plus interest, the other party to the Repurchase Agreement would be required to provide additional collateral so that at all times the collateral is at least equal to the repurchase price plus accrued interest. The Investment Manager will consider the creditworthiness of a seller in determining whether to have the Portfolio enter into a Repurchase

Agreement. There are no percentage limits on the Portfolio's ability to enter into Repurchase Agreements. The Portfolio will not invest more than 15% of its net assets in Repurchase Agreements maturing in more than seven (7) days. Repurchase Agreements carry certain risks associated with direct investments in securities, including possible declines in the market value of the underlying securities and delays and costs to the Portfolio if the other party to the repurchase agreement becomes bankrupt or otherwise fails to deliver the securities. Repurchase Agreements are considered to be loans by the Portfolio under the Investment Company Act.

        Reverse Repurchase Agreements. The Portfolio may also enter into reverse repurchase agreements with the same parties with whom it may enter into Repurchase Agreements. Reverse repurchase agreements involve the sale of securities held by the Portfolio pursuant to the Portfolio's agreement to repurchase them at a mutually agreed upon date, price and rate of interest. At the time the Portfolio enters into a reverse repurchase agreement, it will establish and maintain a segregated account with an approved custodian containing cash or liquid assets having a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale may decline below the price of the securities the Portfolio has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Portfolio's obligation to repurchase the securities, and the Portfolio's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. The Portfolio also may enter into "dollar rolls," in which the Portfolio sells fixed income securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Portfolio would forgo principal and interest paid on such securities. The Portfolio would be compensated by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Reverse repurchase agreements are considered to be borrowings under the Investment Company Act and may be entered into only for temporary or emergency purposes.

        When-Issued Securities; When, As and If Issued Securities; and Delayed Delivery Transactions. The Portfolio may purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery. These transactions occur when securities are purchased or sold by the Portfolio with payment and delivery taking place in the future to secure what is considered an advantageous yield and price to the Portfolio at the time of entering into the transaction. The issuance of some of the securities in which the Portfolio may invest depends upon the occurrence of a subsequent event, such as approval of a merger, corporate reorganization, leveraged buyout or debt restructuring ("when, as and if issued securities"). If the anticipated event does not occur and the securities are not issued, the Portfolio would be entitled to receive any funds committed for the purchase, but the Portfolio may have foregone investment opportunities during the term of the commitment. There is no overall limit on the percentage of the Portfolio's assets that may be committed to the purchase of securities on a when issued basis, however, the Portfolio may only invest a maximum of 15% of its assets in when, as and if issued securities. The Portfolio will maintain a segregated account with its custodian of cash or liquid assets in an aggregate amount, equal to the amount of its commitment in connection with such purchase transactions to the extent required by the Investment Company Act. If necessary, additional assets will be placed in the account daily so that the value of the account will equal or exceed the amount of the Portfolio's purchase commitment. The Portfolio's liquidity and ability to manage its assets might be affected when it sets aside cash or assets to cover such commitments. When the Portfolio engages in when-issued transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Portfolio incurring a loss or missing an opportunity to obtain a price considered to be advantageous. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

         Investment in Other Funds. In accordance with the Investment Company Act, the Portfolio may invest a maximum of up to 10% of the value of its total assets in securities of other investment companies, and the Portfolio may own up to 3% of the total outstanding voting stock of any one investment company. In addition, up to 5% of the value of the Portfolio's total assets may be invested in the securities of any one investment company.

        Standby Commitment Agreements. The Portfolio may from time to time enter into standby commitment agreements. Such agreements commit the Portfolio, for a stated period of time, to purchase a stated amount of a fixed income security which may be issued and sold to the Portfolio at the option of the issuer. The price and coupon of the security is fixed at the time of the commitment. At the time of entering into the agreement the Portfolio is paid a commitment fee, regardless of whether or not the security is ultimately issued, which is typically approximately 0.5% of the aggregate purchase price of the security that the Portfolio has committed to purchase. The Portfolio will enter into such agreements only for the purpose of investing in the security underlying the commitment at a yield and price that is considered advantageous to the Portfolio. The Portfolio will not enter into a standby commitment with a remaining term in excess of 45 days and will limit its investment in such commitments so that the aggregate purchase price of the securities subject to such commitments, together with the value of portfolio securities subject to legal restriction on resale, will not exceed 10% of its assets taken at the time of the acquisition of such commitment or security. The Portfolio will at all times maintain a segregated account with its custodian of cash or liquid assets in U.S. dollars or non-U.S. currencies in an aggregate amount equal to the purchase price of the securities underlying the commitment.

         There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Because the issuance of the security underlying the commitment is at the option of the issuer, the Portfolio may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

         The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

         Restricted and Illiquid Securities. The Portfolio may not invest more than 15% of its net assets in illiquid securities (including repurchase agreements which have a maturity of longer than seven (7) days), including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale. Securities that have legal or contractual restrictions on resale but have a readily available market are not considered illiquid for purposes of this limitation.

         Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven (7) days. Securities which have not been registered under the Securities Act are referred to as privately placed or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven (7) days. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

        Restricted securities include those that are subject to restrictions contained in the securities laws of other countries. However, securities that are freely marketable in the country in which they are principally traded would not be considered illiquid. The Portfolio will treat any securities that are held in countries with restrictions on repatriation of more than seven (7) days, as well as any securities issued in connection with debt conversion programs that are restricted as to the remittance of invested capital or profits, as illiquid securities for purposes of the 15% limitation. Where registration is required, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse after the decision to dispose of the securities is made and the date the Portfolio may be permitted to sell a security under an effective registration statement. In addition, such transaction may entail greater transaction costs. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than the one that prevailed at the date of the determination to make a disposition.

         In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

         Rule 144A under the Securities Act establishes a "safe harbor" from the registration requirements of the Securities Act for resales to qualified institutional buyers of certain securities otherwise subject to restriction on resale to the general public. The Investment Manager anticipates that the market for certain restricted securities will expand further under Rule 144A as a result of the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc. (the "NASD").

         The Portfolio may purchase Rule 144A securities without regard to the limitation on investment in illiquid securities, provided a determination is made that such securities have a readily available trading market. The Investment Manager will determine the liquidity of Rule 144A securities under the supervision of the Board of Trustees. The liquidity of Rule 144A securities will be monitored by the Investment Manager, and, if as a result of changed conditions, it is determined that a Rule 144A security is no longer liquid, the Portfolio's holdings of illiquid securities will be reviewed to determine what, if any, action is required to assure that the Portfolio does not exceed the applicable 15 percent limitation for investments in illiquid securities. In reaching liquidity decisions, the Investment Manager may consider, inter alia, the following factors: (1) the unregistered nature of the security; (2) the frequency of trades and quotes for the security; (3) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (4) dealer undertakings to make a market in the security; and (5) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

         Borrowing and Leverage. The Portfolio may solely for temporary or emergency purposes borrow in an amount equal to approximately 10% of the Portfolio's total assets (including the amount borrowed) less all liabilities and indebtedness other than the borrowing and may use the proceeds of such borrowings. The Portfolio may not purchase securities when borrowings exceed 5% of the Portfolio's total assets. If market fluctuations in the value of the Portfolio's holdings or other factors cause the ratio of the Portfolio's total assets to outstanding borrowings to fall below 300%, within three days of any such event the Portfolio may be required to sell securities to restore the 300% asset coverage, even though from an investment standpoint such sales might be disadvantageous. Borrowings may be utilized to meet share redemptions of the Portfolio or to pay distributions and dividends to the Portfolio's Shareholders in instances where the Portfolio does not desire to liquidate its holdings. Borrowing by the Portfolio will create an opportunity for increased net income but, at the same time, will involve special risk considerations. For example, leveraging might exaggerate changes in the net asset value of Portfolio shares and in the yield on the Portfolio's investments. Although the principal of such borrowing will be fixed, the Portfolio's assets may change in value during the time the borrowing is outstanding.

         Lending of Portfolio Securities. The Portfolio may, in seeking to increase its income, lend securities in its holdings representing up to 331/3% of its total assets, taken at market value, to securities firms and financial institutions deemed creditworthy by the Investment Manager. The Portfolio will not lend its securities if such loans are not permitted by the laws or regulations of any state in which its shares are qualified for sale. The risks in lending securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. The creditworthiness of firms to which the Portfolio lends its securities will be monitored on an ongoing basis by the Investment Manager pursuant to procedures adopted and reviewed on an ongoing basis by the Board of Trustees.

         Indexed Securities. The Portfolio may purchase securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instruments to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's credit-worthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies. New forms of such securities continue to be developed. The Portfolio may invest in such securities to the extent consistent with its investment objectives.

Other Investment Policies And Practices of The Portfolio

         Non-Diversified Status. The Portfolio is classified as non-diversified within the meaning of the Investment Company Act, which means that the Portfolio is not limited by such Investment Company Act in the proportion of its assets that it may invest in securities of a single issuer. The Portfolio's investments will be limited, however, in order to qualify as a "regulated investment company" for the purposes of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). See "Taxation." To qualify, the Portfolio will comply with certain requirements, including limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of the Portfolio's total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of the Portfolio's total assets will be invested in the securities of a single issuer and the Portfolio will not own more than 10% of the outstanding voting securities of single issuer. To the extent that the Portfolio assumes large positions in the securities of a small number of issuers, the Portfolio's return may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers.

         Limitations on Futures and Options Transactions. The Trust has filed a notice of eligibility for exclusion from the definition of the term "commodity pool operator" with the Commodity Futures Trading Commission ("CFTC") and the National Futures Association, which regulate trading in the futures markets. Pursuant to Section 4.5 of the regulations under the Commodity Exchange Act, the notice of eligibility includes the following representations:

         (a) The Portfolio will use commodity futures contracts and options solely for bona fide hedging purposes within the meaning of CFTC regulations; provided that the Portfolio may hold long positions in commodity futures contracts or options that do not fall within the definition of bona fide hedging transactions if the positions are used as part of the Portfolio management strategy and are incidental to the Portfolio's activities in the underlying cash market, and the underlying commodity value of the positions at all times will not exceed the sum of (i) cash or U.S. dollar-denominated high quality, short term money market instruments set aside in an identifiable manner, plus margin deposits, (ii) cash proceeds from existing investments due in 30 days, and (iii) accrued profits on the positions held by a futures commission merchant; and

         (b) The Portfolio will not enter into any commodity futures contracts or options if, as a result, the sum of initial margin deposits on commodity futures contracts or options the Portfolio has purchased, after taking into account unrealized profits and losses on such contracts, would exceed 5% of the Portfolio's total assets.

        Temporary Investments. Pending investment or for temporary defensive purposes (such as when the Investment Manager believes instability or unfavorable conditions exist in Emerging Countries), the Portfolio may invest up to 100% of its total assets in U.S. government securities with maturities of less than one year and certain short-term high quality debt instruments. The short-term instruments in which the Portfolio may invest include, but are not limited to: U.S. government securities, money market funds that invest primarily in U.S. government securities and repurchase agreements in respect of these securities. The U.S. government securities in which the

Portfolio may invest include direct obligations of the U.S. Treasury (such as Treasury bills, notes and bonds) and obligations issued by U.S. government agencies and instrumentalities, including securities that are supported by the full faith and credit of the United States and securities that are supported primarily or solely by the creditworthiness of the issuer (such as securities of the Federal Home Loan Banks, the Student Loan Marketing Association and the Tennessee Valley Authority).


                              INVESTMENT PRACTICES

         The Portfolio may engage in certain forward, futures, options, forward foreign exchange contracts, interest rate swaps and other strategies to attempt to reduce the overall risk of its investments (hedge), adjust investment exposure, enhance income, or to replicate a fixed income return in markets which present an attractive interest rate environment but which restrict foreign investment in fixed income securities; however, the instruments necessary to engage in such investment practices may not generally be available or may not provide a perfect hedge and also entail certain risks.

         The Portfolio intends to use such investment practices as a complement to its fundamental investment strategies based on the judgment of the Investment Manager. The Investment Manager may utilize these investment practices to the extent that they are consistent with the Portfolio's investment objective and permitted by the Portfolio's investment limitations and applicable regulatory authorities. A detailed discussion of these various investment practices, the limitations on the portion of the Portfolio's assets that may be used in connection with the investment practices and the risks associated with such investment practices are described in Appendix A to this Statement of Additional Information.


                     RISK FACTORS AND SPECIAL CONSIDERATIONS

         Investment  in  the   Portfolio   involves  risk  factors  and  special
considerations, such as those described below:

         Low Rated and Unrated Instruments. At any one time, substantially all of the Portfolio's assets may be invested in Debt Obligations that are unrated or below investment grade. Debt Obligations of the type in which the Portfolio will invest substantially all of its assets are generally considered to have a credit quality rated below investment grade by internationally recognized credit rating organizations such as Moody's and S&P. Securities below investment grade are the equivalent of high yield, high risk bonds, commonly known as "JUNK BONDS." Investment grade is generally considered to be debt securities rated BBB by S&P or Baa or higher by Moody's. Non-investment grade debt securities (that is, securities rated Ba1 or lower by Moody's or BB+ or lower by S&P) are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Some of the Debt Obligations held by the Portfolio may be comparable to securities rated as low as C by Moody's or D by S&P, the lowest ratings assigned by these agencies. These securities are considered to have extremely poor prospects of ever attaining any real investment grade standing, and to have a current identifiable vulnerability to default, and the issuers and/or guarantors of these securities are considered to be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions and/or to be in default or not current in the payment of interest or principal.

         Low rated and unrated Debt Obligations generally offer a higher current yield than that available from higher grade issues, but involve greater risk. Low rated and unrated securities are especially subject to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of low rated and unrated instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest, to meet projected business goals and to obtain additional financing. If the issuer of a bond defaults, the Portfolio may incur additional expenses to seek recovery. The foreign issuer may not be willing or able to repay the principal interest of such obligations and/or when it becomes due, due to factors such as debt service, cash flow situation, the extent of its foreign reserves, and the availability of sufficient foreign exchange on the date a payment is due. The risk of loss due to default by the issuer is significantly greater for the holders of low rated and unrated debt securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. In addition, in recent years some of the Latin American countries in which the Portfolio expects to invest have defaulted on their sovereign debt.

         The Portfolio may have difficulty disposing of certain high yield, high risk securities because there may be a thin trading market for such securities. The secondary trading market for high yield, high risk securities is generally not as liquid as the secondary market for higher rated securities. Reduced secondary market liquidity may have an adverse impact on market price and the Portfolio's ability to dispose of particular issues when necessary to meet the Portfolio's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer.

         Low rated and unrated Debt Obligations frequently have call or redemption features which would permit an issuer to repurchase the security from the Portfolio. If a call were exercised by the issuer during a period of declining interest rates, the Portfolio likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Portfolio and dividends to Shareholders.

         Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of low rated and unrated securities especially in a market characterized by a low volume of trading. Factors adversely affecting the market value of high yield, high risk securities are likely to adversely affect the Portfolio's net asset value. In addition, the Portfolio may incur additional expenses to the extent it is required to seek recovery upon a default on a portfolio holding or participate in the restructuring of the obligation.

         The Portfolio is subject to restrictions on the maturities of Debt Obligations it holds, those maturities may range from overnight to 30 years. Changes in interest rates generally will cause the value of debt securities held by the Portfolio to vary inversely to changes in prevailing interest rates. The Portfolio's investments in fixed-rate debt securities with longer terms to maturity are subject to greater volatility than the Portfolio's investments in short-term obligations. Brady Bonds and other Debt Obligations acquired at a discount are subject to greater fluctuations of market value in response to changing interest rates than Debt Obligations of comparable maturities which are not subject to a discount.

         Discount Obligations. The Portfolio may invest in certain zero coupon securities and other obligations purchased with market discount. Zero coupon securities pay no interest to holders prior to maturity. A portion of the original issue discount on zero coupon securities and the market discount on market discount obligations will be included currently in the Portfolio's income. Accordingly, for the Portfolio to qualify for tax treatment as a regulated investment company under Part I of Subchapter M of the Code, see "Taxation," the Portfolio may be required to distribute currently as a dividend an amount that is greater than the total amount of cash it currently actually receives. As a result, the Portfolio may be required to sell securities to make such distributions. Under adverse market conditions, this may result in Shareholders receiving a portion of their original purchase price as a taxable dividend and could further negatively impact net asset value. Also, the Portfolio will be unable to purchase additional income producing securities with cash used to make such distributions and its current income ultimately may be reduced as a result. Zero coupon securities and other Debt Obligations in which the Portfolio may invest usually trade at a deep discount from their face or par value and will be subject to greater fluctuations of market value in response to changing interest rates than debt obligations of comparable maturities that make current distributions of interest in cash.

         Political and Economic Factors. Investing in Debt Obligations of Emerging Countries involves risks relating to political and economic developments abroad. The value of the Portfolio's investments will be affected by commodity prices, inflation, interest rates, taxation, social instability, and other political, economic or diplomatic developments in or affecting the Emerging Countries in which the Portfolio has invested. In many cases, governments of Emerging Countries continue to exercise a significant degree of control over the economy, and government actions concerning the economy may adversely affect issuers within that country. Government actions relative to the economy, as well as economic developments generally, may also affect a given country's international foreign currency reserves. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of Emerging Country issuers to make payments on their debt obligations regardless of their financial condition. In addition, there is a possibility of expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, or other similar developments which could affect investments in those countries. While the Investment Manager intends to manage the Portfolio in a manner that will minimize the exposure to such risks, there can be no assurance that adverse political changes will not cause the Portfolio to suffer a loss of interest or principal on any of its holdings. The Portfolio will treat investments of the Portfolio that are subject to repatriation restrictions of more than seven (7) days as illiquid securities.

         Foreign Exchange Risk. Up to 30% of the Portfolio's assets may be invested in non-dollar denominated Debt Obligations, and the value of the assets of the Portfolio as measured in U.S. dollars will therefore be affected by changes in foreign currency exchange rates. Many of the currencies of Emerging Countries have experienced significant devaluations relative to the dollar, and major adjustments have been made in certain of them at times. To the extent the Portfolio has invested in non-dollar denominated securities, a decline in the value of such currency would reduce the value of certain portfolio securities and the net asset value of the Portfolio. In addition, if the exchange rate for the currency in which the Portfolio receives interest payments declines against the U.S. dollar before such interest is paid as dividends to Shareholders, the Portfolio may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

         If non-U.S. dollar-denominated securities are not hedged, a decline in the value of currencies in which such securities are denominated or on which an issuer's revenues are based against the U.S. dollar will result in a corresponding decline in the U.S. dollar value of the Portfolio's assets. These declines will in turn affect the Portfolio's income and credit. The Portfolio will compute its income on the date of its receipt by the Portfolio at the exchange rate in effect with respect to the relevant currency on that date. If the value of a currency declines relative to the U.S. dollar between the date income is received and the date the Portfolio makes distributions, the amount available for distributions to the Portfolio's Shareholders could be reduced. If the exchange rate against the U.S. dollar of a currency in which a portfolio security of the Portfolio is denominated declines between the time the Portfolio incurs expenses in U.S. dollars and the time expenses are paid, the amount of the currency required to be converted into U.S. dollars in order to pay expenses in U.S. dollars would be greater than the equivalent amount in the currency of the expenses at the time they are incurred. A decline in the value of non-U.S. currencies relative to the U.S. dollar may also result in foreign currency losses that reduce distributable net investment income.

         Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or anticipated changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention or failure to intervene by U.S. or foreign governments or central banks or by currency controls or political developments in the U.S. or abroad. The Portfolio may employ certain investment practices to hedge its foreign currencies exposure; however, the instruments necessary to engage in such practices may not generally be available or may not provide a perfect hedge and may also entail certain risks.

         To the extent that a substantial portion of the Portfolio's total assets, adjusted to reflect the Portfolio's net position after giving effect to currency transactions, is denominated in currencies of foreign countries, the Portfolio will be more susceptible to the risk of adverse economic and political developments within those countries.

         Sovereign Debt. Investments in sovereign debt involve special risks. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and the Portfolio may have limited legal recourse in the event of a default.

         Investing in Debt Obligations of governmental issuers in Emerging Countries involves economic and political risks. The governmental entity that controls the servicing of obligations of those issuers may not be willing or able to repay the principal and/or interest when due in accordance with the terms of the obligations. A governmental entity's willingness or ability to repay principal and interest when due in a timely manner may be affected by, among other factors, its cash flow situation, the market value of the debt, the relative size of the debt service burden to the economy as a whole, the governmental entity's dependence on expected disbursements from third parties, the governmental entity's policy toward the International Monetary Portfolio and the political constraints to which the governmental entity may be subject. As a result, governmental entities may default on their obligations. Holders of certain Emerging Country Debt Obligations may be requested to participate in the restructuring and rescheduling of these obligations and to extend further loans to their issuers. The interests of holders of Emerging Country Debt Obligations could be adversely affected in the course of restructuring arrangements or by certain other factors referred to below.

         Sovereign debt differs from debt obligations issued by private entities in that, generally, remedies for defaults must be pursued in the courts of the defaulting party. Legal recourse is therefore somewhat limited. Political conditions, especially a sovereign entity's willingness to meet the terms of its debt obligations, are of considerable significance. Also, there can be no assurance that the holders of commercial bank loans to the same sovereign entity may not contest payments to the holders of sovereign debt in the event of default under commercial bank loan agreements.

         A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor's policy toward principal international lenders and the political constraints to which a sovereign debtor may be subject. Increased protectionism on the part of a country's trading partners, or political changes in those countries, could also adversely affect its exports. Such events could diminish a country's trade account surplus, if any, or the credit standing of a particular local government or agency.

         The occurrence of political, social or diplomatic changes in one or more of the countries issuing sovereign debt could adversely affect the Portfolio's investments. Political changes or a deterioration of a country's domestic economy or balance of trade may affect the willingness of countries to service their sovereign debt. While the Investment Manager intends to manage the Portfolio in a manner that will minimize the exposure to such risks, there can be no assurance that adverse political changes will not cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

         Investors should also be aware that certain sovereign debt instruments in which the Portfolio may invest involve great risk. Sovereign debt issued by issuers in many Emerging Countries generally is deemed to be the equivalent in terms of quality to securities rated below investment grade by Moody's and S&P. Such securities are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Some of such sovereign debt may be comparable to securities rated D by S&P or C by Moody's. The Portfolio may have difficulty disposing of certain sovereign debt obligations because there may be a limited trading market for such securities. Because there is no liquid secondary market for many of these securities, the Portfolio anticipates that such securities could be sold only to a limited number of dealers or institutional investors. The lack of a liquid secondary market may have an adverse impact on the market price of such securities and the Portfolio's ability to dispose of particular issues when necessary to meet the Portfolio's liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the issuer. The lack of a liquid secondary market for certain securities also may make it more difficult for the Portfolio to obtain accurate market quotations for purposes of valuing the Portfolio's investments and calculating its net asset value. When and if available, fixed income securities may be purchased by the Portfolio at a discount from face value. However, the Portfolio does not intend to hold such securities to maturity for the purpose of achieving potential capital gains, unless current yields on these securities remain attractive. From time to time the Portfolio may purchase securities not paying interest at the time acquired if, in the opinion of the Investment Manager, such securities have the potential for future income or capital appreciation.

         Investing in Securities Markets of Emerging Countries. Most securities markets in Emerging Countries may have substantially less volume and are subject to less government supervision than U.S. securities markets. Securities of many issuers in Emerging Countries may be less liquid and more volatile than securities of comparable domestic issuers. In addition, there is less regulation of securities exchanges, securities dealers, and listed and unlisted companies in Emerging Countries than in the United States.

         Markets in Emerging Countries also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Portfolio is uninvested and no cash is earned thereon. The inability of the Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Portfolio due to subsequent declines in value of the portfolio security or, if the Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser. Costs associated with transactions in foreign securities are generally higher than costs associated with transactions in U.S. securities. Such transactions also involve additional costs for the purchase or sale of foreign currency.

         Foreign investment in certain Emerging Country Debt Obligations is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain Emerging Country Debt Obligations and increase the costs and expenses of the Portfolio. Certain Emerging Countries require prior governmental approval of investments by foreign persons, limit the amount of investment by foreign persons in a particular company, limit the investment by foreign persons only to a specific class of securities of a company that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors. Certain Emerging Countries may also restrict investment opportunities in issuers in industries deemed important to national interests.

         Certain Emerging Countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. In addition, if a deterioration occurs in an Emerging Country's balance of payments or for other reasons, a country could impose temporary restrictions on foreign capital remittances. The Portfolio could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Portfolio of any restrictions on investments.

         In the course of investment in Emerging Country Debt Obligations, the Portfolio will be exposed to the direct or indirect consequences of political, social and economic changes in one or more Emerging Countries. Political changes in Emerging Countries may affect the willingness of an Emerging Country governmental issuer to make or provide for timely payments of its obligations. The country's economic status, as reflected, among other things, in its inflation rate, the amount of its external debt and its gross domestic product, also affects its ability to honor its obligations. While the Portfolio will manage its assets in a manner that will seek to minimize the exposure to such risks, there can be no assurance that adverse political, social or economic changes will not cause the Portfolio to suffer a loss of value in respect of the securities in the Portfolio's portfolio.

         The risk also exists that an emergency situation may arise in one or more Emerging Countries as a result of which trading of securities may cease or may be substantially curtailed and prices for the Portfolio's securities in such markets may not be readily available. The Trust may suspend redemption of its shares for any period during which an emergency exists, as determined by the Securities and Exchange Commission (the "Commission"). Accordingly, if the Portfolio believes that appropriate circumstances exist, it will promptly apply to the Commission for a determination that an emergency is present. During the period commencing from the Portfolio's identification of such condition until the date of the Commission action, the Portfolio's securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Trustees.

         Volume and liquidity in most foreign bond markets are less than in the United States and securities of many foreign companies are less liquid and more volatile than securities of comparable U.S. companies. Fixed commissions on foreign securities exchanges are generally higher than negotiated commissions on U.S. exchanges, although the Portfolio endeavors to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of securities exchanges, brokers, dealers and listed companies than in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. In addition, with respect to certain Emerging Countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect the Portfolio's investments in those countries. Moreover, individual Emerging Country economics may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

         The Portfolio may have limited legal recourse in the event of a default with respect to certain Debt Obligations it holds. If the issuer of a fixed-income security owned by the Portfolio defaults, the Portfolio may incur additional expenses to seek recovery. Debt Obligations issued by Emerging Country governments differ from debt obligations of private entities; remedies from defaults on Debt Obligations issued by Emerging Country governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. The Portfolio's ability to enforce its rights against private issuers may be limited. Notwithstanding the fact that most loan agreements are governed by New York or English law, the ability to attach assets to enforce a judgment may be limited. Legal recourse is therefore somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of Debt Obligations may be substantially different from those of other countries. The political context, expressed as an Emerging Country governmental issuer's willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of Debt Obligations in the event of default under commercial bank loan agreements.

         Income from securities held by the Portfolio could be reduced by a withholding tax at the source or other taxes imposed by the Emerging Countries in which the Portfolio makes its investments. The Portfolio's net asset value may also be affected by changes in the rates or methods of taxation applicable to the Portfolio or to entities in which the Portfolio has invested. The Investment Manager will consider the cost of any taxes in determining whether to acquire any particular investments, but can provide no assurance that the taxes will not be subject to change.

         Most Emerging Countries have experienced substantial, and in some periods extremely high rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain Emerging Countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries.

         Emerging Country governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain Emerging Country governmental issuers have not been able to make payments of interest on or principal of Debt Obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

         Governments of many Emerging Countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in Emerging Countries, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities in the Portfolio's investments. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain Emerging Countries and could adversely affect the Portfolio's assets should these conditions recur.

         The ability of Emerging Country governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer's balance of payments, including export performance, and its access to international credits and investments. An Emerging Country whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an Emerging Country's trading partners could also adversely affect the country's exports and diminish its trade account surplus, if any. To the extent that Emerging Countries receive payment for their exports in currencies other than dollars or non-Emerging Countries currencies, their ability to make debt payments denominated in dollars or non-Emerging Countries currencies could be affected.

         To the extent that an Emerging Country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of Emerging Countries to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of Emerging Country governmental issuers to make payments on their obligations. In addition, the cost of servicing Emerging Country Debt Obligations can be affected by a change in international interest rates since the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

         Another factor bearing on the ability of Emerging Countries to repay Debt Obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of Emerging Countries to make payments on these debt obligations.

         Reporting Standards. It is likely that none of the Debt Obligations held by the Portfolio will be registered with the Commission or subject to U.S. regulatory or reporting requirements. Disclosure requirements in Emerging Countries are generally not as stringent as in the U.S., and there may be less publicly available information about issuers in Emerging Countries than about domestic issuers. Emerging Country issuers are not generally subject to accounting, auditing and financial reporting standards comparable to those applicable domestic issuers.

         Since foreign companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a U.S. company. In addition to the relative lack of publicly available information about issuers in Emerging Countries, the national income accounting, auditing and financial reporting standards and practices of Emerging Countries may not be equivalent to those employed in the U.S. and may differ in fundamental areas, such as accounting for inflation. For instance, inflation accounting rules in some Emerging Countries, require, for companies that keep accounting records in the local currency, for both tax and accounting purposes, that certain assets and liabilities be restated on the company's balance sheet in order to express items in terms of currency of constant purchasing power. Thus, inflation accounting may indirectly generate losses or profits for certain Emerging Country companies.

         Investment Practices. Certain of the investment practices in which the Portfolio may engage have risks associated with them, including possible default by the other party to the transaction, illiquidity and, to the extent the Investment Manager's views as to certain market movements are incorrect, the risk that the use of such strategies could result in losses greater than if they had not been used. Use of put and call options could result in losses to the Portfolio, force the sale or purchase of portfolio securities at inopportune times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, limit the amount of appreciation the Portfolio could realize on its investments or cause the Portfolio to hold a security it might otherwise sell. The use of currency transactions could result in the Portfolio's incurring losses as a result of the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The Portfolio depends upon the reliability and creditworthiness of the counterparty when it enters into OTC currency or securities options or other agreements. The use of options and futures transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio could create the possibility that losses on the hedging instrument will be greater than gains in the value of the Portfolio's position. In addition, futures and options markets could not be liquid in all circumstances and certain over-the-counter options could have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it will tend to limit any potential gain that might result from an increase in value of the position. Finally, the daily variation margin requirements for futures contracts would create a greater ongoing potential financial risk than would purchases of options in which case the exposure is limited to the cost of the initial premium. Losses resulting from the use of such strategies would reduce the Portfolio's net asset value, and possibly income, and the losses can be greater than if the strategies had not been used. The use of forward foreign currency exchange contracts entails certain risks. See "Investment Practices" described in Appendix A to this Statement of Additional Information.

         Non-Diversification. Investment in the Portfolio, which is classified as a non-diversified investment company under the Investment Company Act, may present greater risks to investors than an investment in a diversified fund. The investment return on a non-diversified investment company typically is dependent upon the performance of a smaller number of securities relative to the number of securities held in a diversified fund. The Portfolio's assumption of large positions in the obligations of a small number of issuers will affect the value of the securities it holds to a greater extent than that of a diversified fund in the event of changes in the financial condition, or in the market's assessment, of the issuers.

         Illiquid and Restricted Securities. Investments of the Portfolio's assets in "illiquid securities," i.e., securities that are restricted in their transfer or for which market quotations are otherwise not readily available or repurchase agreements over seven (7) days, may restrict the ability of the Portfolio to dispose of its investments in a timely fashion and for a favorable price. The risks associated with illiquidity are particularly acute in situations in which the Portfolio's operations require cash, such as when the Portfolio redeems for shares of beneficial interests or pays distributions, and may result in the Portfolio borrowing to meet short-term cash requirements or incurring capital losses on the sale of such investments.

         Clearance and Settlement Procedures. Emerging Countries' securities exchange transactions may be subject to difficulties associated with the settlement of such transactions. Delays in clearance and settlement could result in temporary periods when assets of the Portfolio are uninvested and no return is earned thereon. Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of a Portfolio security due to settlement problems could result either in losses to the Portfolio due to subsequent declines in the value of the Portfolio security or, if the Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser.

         Operating Expenses. The costs attributable to foreign investing that the Portfolio must bear frequently are higher than those attributable to domestic investing. For example, the cost of maintaining custody of foreign securities exceeds custodian costs for domestic securities. Investment income on certain foreign securities in which the Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on those securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign tax to which the Portfolio would be subject. See "Taxation."

         Other Factors. The net asset value of the shares of beneficial interest will change with changes in the value of the Portfolio's holdings. Because the Portfolio will invest primarily in debt securities, the net asset value of the shares of beneficial interest could be expected to change as general levels of interest rates fluctuate. Generally, when interest rates increase, the value of debt securities held by the Portfolio can be expected to decrease and when interest rates decrease, the value of the debt securities held by the Portfolio can be expected to increase.

                             INVESTMENT LIMITATIONS

         The Trust has adopted the following investment restrictions, none of which may be changed with respect to the Portfolio without the approval of the holders of a majority of the outstanding voting securities of the Portfolio. As defined in the Investment Company Act, "a majority of the outstanding voting securities" of the Portfolio means the vote (a) of 67% or more of the shares present at a meeting of Shareholders of the Portfolio, if the holders of more than 50% of the Portfolio's outstanding shares are present or voting by proxy at the meeting, or (b) of more than 50% of the outstanding shares of the Portfolio, whichever is less. For the purposes of the limitations, any limitation which involves a maximum percentage shall not be considered violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio.

         The Portfolio may not:

         (1) Borrow money, except from banks, and only if after such borrowing there is asset coverage of at least 300% for all borrowings of the Portfolio; or mortgage, pledge or hypothecate its assets except in connection with such borrowings. This restriction shall not prevent the Portfolio from entering into reverse repurchase agreements, provided that reverse repurchase agreements and any other transactions constituting borrowing by the Portfolio may not exceed 10% of the Portfolio's total assets. In the event that the asset coverage for the Portfolio's borrowings falls below 300%, the Portfolio will reduce within three days the amount of its borrowings in order to provide for 300% asset coverage. (For the purpose of this restriction, collateral arrangements with respect to the writing of options, and, if applicable, futures contracts, and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge of assets and neither such arrangements nor the purchase or sale of futures are deemed to be the issuance of a senior security for purposes of Investment Limitation No. 8.)

         (2) Invest more than 25% of the value of its total assets in the securities of one or more issuers conducting their principal business activities in the same industry. This limitation is not applicable to investments in obligations of the U.S. Government or any of its agencies or instrumentalities.

         (3) Make short sales of securities, except short sales against-the-box, or maintain a short position. (The Portfolio does not currently intend to make short sales against-the-box.)

         (4) Underwrite securities of other issuers, except insofar as the Portfolio may be deemed to be an underwriter under the Securities Act in selling portfolio securities.

         (5) Purchase, hold or deal in real estate, including limited partnership interests, or oil, gas or other mineral leases, although the Portfolio may purchase and sell securities that are secured by real estate or interests therein and may purchase mortgage-related securities and may hold and sell real estate acquired by the Portfolio as a result of the ownership of securities.

         (6) Purchase or sell commodities or commodity contracts, except that the Portfolio may (a) purchase and sell futures contracts, including those relating to securities, currencies and indices, and (b) purchase and sell currencies or securities on a forward commitment or delayed-delivery basis.

         (7) Make loans, except that the Portfolio may (a) purchase and hold debt instruments (including bonds, debentures or other debt instruments or interests therein, government obligations, short-term commercial paper, certificates of deposit and bankers acceptances) in accordance with its investment objectives and policies, (b) invest in Loans, participations and assignments, (c) enter into repurchase agreements with respect to portfolio securities, and (d) make loans of portfolio securities.

         (8) Issue any senior security (as such term is defined in Section 18(f) of the Investment Company Act) except as permitted in Investment Limitations Nos. (1), (3) and (7).

         (9) Invest more than 10% of the value of its total assets in securities of issuers having a record, together with predecessors, of less then three years of continuous operation.

         (10) Make investments for the purpose of exercising control or management. Investments by the Portfolio in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

         Except for the percentage restrictions applicable to the borrowing of money, if a percentage restriction is adhered to at the time of investment, a later increase or decrease in percentage resulting from a change in market values of portfolio securities or amount of total or net assets will not be considered a violation of any of the foregoing restrictions.

         For purposes of the Portfolio's concentration policy contained in limitation (2) above, for so long as the staff of the Commission considers securities issued or guaranteed as to principal and interest by any single foreign government or any supranational organization in the aggregate to be securities of issuers in the same industry, the Portfolio intends to comply with such Commission staff position.

         In order to permit the sale of shares of the Portfolio in certain states, the Portfolio may make commitments more restrictive than the investment policies and limitations above. If the Portfolio determines that any such commitment is no longer in its best interests, it will revoke the commitment by terminating sales of its shares in the state involved. In addition, the Portfolio may be subject to investment restrictions imposed by countries in which it invests directly or indirectly.

         The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Portfolio has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of such transaction, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Portfolio and margin deposits on the Portfolio's existing OTC options on futures contracts exceed 15% of the total assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are otherwise not readily marketable. However, if the OTC option is sold by the Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, the Portfolio will treat as illiquid such amount of the underlying securities equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying security minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy as to OTC options is not a fundamental policy of the Portfolio and may be amended by the Trustees of the Portfolio without the approval of the Portfolio's Shareholders. However, the Portfolio will not change or modify this policy prior to the change or modification by the Commission staff of its position.

         Securities held by the Portfolio generally may not be purchased from, sold or loaned to the Investment Manager or its affiliates or any of their directors, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.


                           MANAGEMENT OF THE PORTFOLIO

         The  following  information  supplements  and  should  be read with the section in the Prospectus entitled "Management of the Portfolio."

         Information pertaining to the Trustees and officers of the Trust is set forth below together with their respective positions and a brief statement of their principal occupations during the past five years. Trustees deemed to be "interested persons" of the Trust for purposes of the Investment Company Act are indicated by an asterisk.


===================================================================================================================================
                                                            Position(s)                        Principal Occupation(s)
        Name and Address                Age                with Portfolio                       During Past Five Years
-----------------------------------------------------------------------------------------------------------------------------------
Peter M. Bren                           62        Trustee                            President of The Bren Co. since 1969,
2 East 70th Street                                                                   President of Cole, Bren Realty
New York, NY 10021                                                                   Advisors and Senior Partner for

Lincoln Properties prior thereto.
-----------------------------------------------------------------------------------------------------------------------------------
Peter B. Fox*                           44        President and Trustee              Senior Managing Director, Bear
Three First National Plaza                                                           Stearns, Public Finance since
Chicago, IL 60602                                                                    September 1987.
-----------------------------------------------------------------------------------------------------------------------------------
M.B. Oglesby, Jr.                       54        Trustee                            Vice Chairman of Cassidy Associates
5300 Albemarle Street                                                                since February 1996, Senior Vice
Bethesda, MD 20816                                                                   President of RJR Nabisco, Inc. from

                                                                                     April 1989 to  February  1996,  Former  Deputy
                                                                                     Chief of Staff-White House from 1988 to
                                                                                     January 1989.


-----------------------------------------------------------------------------------------------------------------------------------
John R. McKernan, Jr.                   48        Trustee                            Chairman and Chief Executive Officer
114 Nottingham Road                                                                  of McKernan Enterprises since January
Auburn, ME 04210                                                                     1995; Governor of Maine prior thereto.
-----------------------------------------------------------------------------------------------------------------------------------
Robert S. Reitzes*                      52        Chairman and Trustee               Director of Mutual Funds - Bear
245 Park Avenue                                                                      Stearns Asset Management, Senior
New York, NY 10167                                                                   Managing Director, Bear Stearns, since
                                                                                     March 1994, Co- Director of
                                                                                     Research, C.J. Lawrence/Deutsche
                                                                                     Bank Securities from January 1991 to
                                                                                     March 1994, Chief Investment Officer,
                                                                                     Mabon & Nugent & Co. from
                                                                                     December 1984 to January 1991.
-----------------------------------------------------------------------------------------------------------------------------------
Stephen A. Bornstein                    53        Vice President                     Managing Director, Legal Department,
245 Park Avenue                                                                      Bear Stearns since September 1990,
New York, NY  10167                                                                  and Associate Director, Bear Stearns
                                                                                     prior thereto.
-----------------------------------------------------------------------------------------------------------------------------------
Frank J. Maresca                        38        Vice President and                 Managing Director of Bear Stearns
245 Park Avenue                                   Treasurer                          since September 1994, Associate
New York, NY 10167                                                                   Director of Bear Stearns September

                                                                                     1993 to September 1994, Executive Vice
                                                                                     President of BSFM  since March 1992,
                                                                                     Vice  President  of Bear Stearns from
                                                                                     March 1992 to September  1993,  First
                                                                                     Vice  President of Mitchell  Hutchins
                                                                                     Asset  Management Inc. from June 1988
                                                                                     to March 1992, Director of Funds
                                                                                     Administration Division of Mitchell
                                                                                     Hutchins  from  November 1991 to March
                                                                                     1992 and Chief Financial Officer of
                                                                                     the Mitchell


                                                      -17-




-----------------------------------------------------------------------------------------------------------------------------------

                                                                                     Hutchins Fund Group  (holding the position of
                                                                                     Vice  President and Treasurer of Paine Webber
                                                                                     Mutual Funds) from June 1988 to November 1990.

-----------------------------------------------------------------------------------------------------------------------------------
Ellen T. Arthur                         43        Secretary                          Associate Director, Legal Department
245 Park Avenue                                                                      of Bear Stearns since January 1996,
New York, NY 10167                                                                   Senior Counsel - Corporate Vice
                                                                                     President Paine Webber Incorporated
                                                                                     from April 1989 through September
                                                                                     1995.
-----------------------------------------------------------------------------------------------------------------------------------
Vincent L. Pereira                      31        Assistant Treasurer                Associate Director of Bear Stearns
245 Park Avenue                                                                      since September 1995, Vice President
New York, NY 10167                                                                   of BSFM since May 1993, Vice

                                                                                     President  of Bear Stearns from May 1993 to
                                                                                     September  1995,  Assistant  Vice  President
                                                                                     of Mitchell Hutchins Asset  Management from
                                                                                     October 1992 to May 1993,  Senior  Relationship
                                                                                     Manager of Mitchell Hutchins Asset Management
                                                                                     from June 1988 to October 1992.


-----------------------------------------------------------------------------------------------------------------------------------
Eileen M. Coyle                         31        Assistant Secretary                Vice President of Bear Stearns since
245 Park Avenue                                                                      September 1995, Manager of BSFM
New York, NY 10167                                                                   since 1995, Senior Fund Administrator

                                                                                     and Supervisor BSFM from January 1994
                                                                                     to 1995, Accounting Supervisor and
                                                                                     Senior Accountant for Bear Stearns
                                                                                     since 1990.
===================================================================================================================================




         Certain of the Trustees and officers of the Trust hold comparable positions with certain other investment companies of which Bear Stearns, BSFM or an affiliate thereof is the investment adviser, administrator or distributor. As of March 31, 1997, the Trustees and officers as a group owned less than 1/2 of 1% of the outstanding shares of beneficial interest of the Portfolio.


                               Compensation Table

         The following table shows the compensation paid by the Trust to the Trustees during the fiscal year ended March 31, 1997:


====================================================================================================================================
                                                                                                                      Total
                                      Aggregate             Pension or Retirement          Estimated               Compensation
                                     Compensation             Benefits Accrued               Annual             from Portfolio and
                                       from the                   as part of              Benefits upon          Fund Complex Paid
Name of Trustee                       Portfolio*             Portfolio Expenses            Retirement               to Trustees
------------------------------------------------------------------------------------------------------------------------------------
Peter M. Bren                           $5,000                      None                      None                    $12,000
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
Peter B. Fox                             None                       None                      None                     None
------------------------------------------------------------------------------------------------------------------------------------
John R. McKernan, Jr.                   $5,000                      None                      None                    $12,000
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
M.B. Oglesby, Jr.                       $5,000                      None                      None                    $12,000
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
Robert S. Reitzes                        None                       None                      None                     None
====================================================================================================================================

         *  Amount does not include reimbursable expenses for attending board meetings.

         The Trust pays $5,000 in fees per annum to each Trustee who is not a director, officer, employee or affiliate of BEA or Bear Stearns, together with such Trustees' out-of-pocket expenses related to attendance at meetings of the Board of Trustees. Executive officers of the Trust receive no compensation from the Trust for their services as such. The Trust does not have a pension or retirement plan applicable to Trustees or officers of the Trust.

         Investment Manager and Administrator. As stated in the Portfolio's Prospectus, BSFM, with principal business offices at 245 Park Avenue, New York, New York 10167, serves as Investment Manager of the Portfolio. See "Management of the Portfolio" in the Portfolio's Prospectus for a description of the duties of BSFM as Investment Manager of the Portfolio.

         The Portfolio's investment manager is BSFM, a wholly-owned subsidiary of The Bear Stearns Companies Inc., which is located at 245 Park Avenue, New York, New York 10167. The Bear Stearns Companies Inc. is a holding company which, through its subsidiaries including its principal subsidiary, Bear Stearns, is a leading United States investment banking, securities trading and brokerage firm serving United States and foreign corporations, governments and institutional and individual investors. BSFM is a registered investment adviser and offers advisory and administrative services to open-end and closed-end investment funds and other managed pooled investments vehicles generally with net assets at February 28, 1997 totaling approximately $2.9 billion.

         The Investment Manager provides administrative services which include, subject to the general supervision of the Trustees of the Trust, (a) providing supervision of all aspects of the Portfolio's non-investment operations (other than certain operations performed by others pursuant to agreements with the Portfolio), (b) providing the Portfolio, to the extent not provided pursuant to such agreements, the agreement with the Trust's custodian, transfer and dividend disbursing agent or agreements with other institutions, with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Portfolio, (c) arranging, to the extent not provided pursuant to such agreements, for the preparation, at the Portfolio's expense, of reports to Shareholders, periodic updating of the Prospectus and this Statement of Additional Information, and reports filed with the Commission, (d) arranging for and overseeing the calculation of the net asset value of the Portfolio's shares, (e) providing the Portfolio, to the extent not provided pursuant to such agreements, with adequate office space and certain related office equipment and services, and (f) arranging for and overseeing the maintenance of all of the Portfolio's records other than those maintained pursuant to such agreements.

         The Investment Manager also furnishes the Portfolio with office facilities and provides it with corporate management and performs or arranges for the performance of the following services for the Portfolio: arranging for and overseeing the maintenance of the books and records of the Portfolio required under the Investment

Company Act; preparation of financial information for the Portfolio's proxy statements and semiannual and annual reports to Shareholders; periodic updating of the Prospectus and the Statement of Additional Information and reports filed with the Commission; responding to inquiries from Portfolio Shareholders; arranging for and overseeing the calculation of the net asset value of the Portfolio's shares; oversight of the performance of administrative and professional services rendered to the Portfolio by others, including its custodian, registrar, transfer agent, as well as accounting, auditing and other services; providing the Portfolio with administrative office space and preparation of the Portfolio's reports to the Commission.

         The Investment Manager has sole investment discretion for the Portfolio and will make all decisions affecting assets in the Portfolio under the supervision of the Board of Trustees and in accordance with the Portfolio's stated policies. The Investment Manager will select investments for the Portfolio and will place purchase and sale orders on behalf of the Portfolio.

         Purchase and sale orders for the Portfolio's portfolio transactions in securities may be directed to any broker including, to the extent and in the manner permitted by applicable law, Bear Stearns or its affiliates. Although the Investment Manager's activities are subject to general oversight by the Trustees and officers of the Portfolio, neither the Trustees nor officers of the Portfolio evaluate the investment merits of the Investment Manager's selections of individual securities.

         The Portfolio bears all of its own expenses not specifically assumed by the Investment Manager. Expenses borne by the Portfolio include, but are not limited to, the following: (a) the cost (including brokerage commissions) of securities purchased or sold by the Portfolio and any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Portfolio by the Investment Manager; (c) expenses of organizing the Portfolio that are not attributable to a class of the Portfolio; (d) certain of the filing fees and expenses relating to the registration and qualification of the Portfolio under Federal and/or state securities laws and maintaining such registrations and qualifications; (e) fees and salaries payable to the Portfolio's trustees and officers; (f) taxes (including any income or franchise taxes) and governmental fees; (g) costs of any liability and other insurance or fidelity bonds; (h) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Portfolio for violation of any law; (i) legal, accounting and auditing expenses, including legal fees of special counsel for the independent trustees; (j) charges of custodians and other agents; (k) expenses of setting in type and printing prospectuses, statements of additional information and supplements thereto for existing Shareholders, reports, statements, and confirmations to Shareholders and proxy material that are not attributable to a class; (l) any extraordinary expenses; (m) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (n) costs of mailing and tabulating proxies and costs of Shareholders' and trustees' meetings; and (o) the cost of investment company literature and other publications provided by the Portfolio to its trustees and officers. Transfer agency expenses, expenses of preparation, printing and mailing prospectuses, statements of additional information, proxy statements and reports to Shareholders, organizational expenses and registration fees and other costs identified as belonging to a particular class of the Portfolio are allocated to such class.

         Under the Investment Management Agreement, BSFM will not be liable for and will be indemnified by the Portfolio relative to, any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the performance of the Investment Management Agreement, except a loss resulting from willful misfeasance, reckless disregard, bad faith or gross negligence on the part of BSFM. The Investment Management Agreement also provides that the Portfolio will indemnify BSFM against certain liabilities, including liabilities under the Federal securities laws, or, in lieu thereof, that contribute to resulting losses.

         The Investment Management Agreement between BSFM and the Trust on behalf of the Portfolio was approved by the Trustees of the Trust, including all of the disinterested Trustees of the Trust, on March 24, 1995 and by Shareholders of the Portfolio at a Special Meeting of Shareholders held on May 4, 1995. The Portfolio's Investment Management Agreement renewal was approved January 28, 1997 and then continues in effect from year to year provided each continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Portfolio or by a majority of the Trustees of the Trust, and (b) by the vote of a majority of the Trustees of the Trust who are not parties to such Agreement or "interested persons" (as such term is defined in the Investment Company Act) of any party thereto cast in person at a meeting called for the purpose of voting on such approval.

         Pursuant to its Investment Management Agreement, for its investment management and certain administrative services, BSFM receives a fee computed daily and payable monthly at an annual rate equal to 1.15% of the Portfolio's average daily net assets up to $50 million, 1.00% of the Portfolio's average daily net assets of more than $50 million but not in excess of $100 million and 0.70% of the Portfolio's daily net assets above $100 million. BSFM has agreed to waive its fees to the extent necessary to maintain total operating costs of the Portfolio at 2.00% per annum of the average daily net assets of the Portfolio. The current Investment Management Agreement became effective upon the approval of the shareholders of the Portfolio at a Special Meeting of Shareholders held on May 4, 1995. Prior thereto, BEA Associates ("BEA") served as investment adviser to the Portfolio under the Investment Advisory Agreement and BSFM served as manager to the Portfolio under the Management Agreement. BEA tendered its resignation on March 24, 1995. For the period May 3, 1993 (commencement of investment operations) through March 31, 1994, BSFM and BEA earned $141,588 and $251,459 (after fee waivers), respectively, which was 0.33% and 0.59%, respectively, of the Portfolio's average total net assets on an annual basis. For the fiscal year ended March 31, 1995, BSFM and BEA earned $101,993 and $181,319 (after fee waivers), which was 0.26% and 0.46%, respectively, of the Portfolio's average total net assets on an annual basis. For the fiscal year ended March 31, 1996, BSFM and BEA earned $17,788 and $7,222 (after fee waivers), respectively, which was 0.06% and 0.02%, respectively, of the Portfolio's average total net assets on an annual basis. [For the fiscal year ended March 31, 1997, BSFM earned $__________ (after fee waivers), which was ____% of the Portfolio's average total net assets on an annual basis.]

         The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act) and such agreement is terminable at any time without penalty by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice.

         As stated in the Prospectus, the Portfolio is responsible for the payment of its expenses other than those assumed by its Investment Manager. However, BSFM has agreed that if, in any fiscal year, the sum of the Portfolio's expenses (including the fees payable to the Investment Manager, but excluding taxes, interest, brokerage expenses and, where permitted, extraordinary expenses such as for litigation) exceeds the expense limitations applicable to the Portfolio imposed by state securities administrators, as such limitations may be lowered or raised from time to time, BSFM will reimburse the Portfolio or make other arrangements to limit Portfolio expenses to the extent required by such expense limitations. The most restrictive expense limitation imposed by state securities administrators provides that annual expenses (as defined) may not exceed 2.50% of the first $30 million of the average value of the Portfolio's net assets, plus 2.00% of the next $70 million, plus 1.50% of such assets in excess of $100 million. Whether expense limitations apply to the Portfolio and in what amounts depends upon the particular regulations of such states. For the period May 3, 1993 (commencement of investment operations) through March 31, 1994, the fiscal year ended March 31, 1995 and the fiscal year ended March 31, 1996, BEA subsidized expenses of the Portfolio in the amounts of $89,460, $131,939 and $28,291, respectively, and for the period May 3, 1993 (commencement of investment operations) through March 31, 1994, the fiscal year ended March 31, 1995 and the fiscal year ended March 31, 1996, BSFM subsidized expenses of the Portfolio in the amounts of $50,350, $74,215 and $249,429, respectively, pursuant to a voluntary undertaking and not as a result of any expense limitations imposed by state securities administrators. In addition, BSFM reimbursed expenses of $53,302.
[Update]

         Bear Stearns has agreed to permit the Trust to use the name "Bear Stearns" or derivatives thereof as part of the Trust name for as long as the Investment Management Agreement is in effect.

        The Investment Manager seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by the Portfolio and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Portfolio. Pursuant to procedures adopted by the Investment Manager, if a particular security is deemed suitable for the Portfolio and other advisory accounts, allocations between accounts will be pro rata based: (i) 50 percent upon the relative sizes of such accounts and (ii) 50 percent upon the relative dollar amounts of commissions paid by such accounts during the preceding twelve month period to the member of the underwriting syndicate from whom the shares would be purchased. Notwithstanding the foregoing, an account shall be accorded priority in allocation to the extent receipt of securities is directly attributable to a representation that such account will hold the security for investment.

         Administrator. The Portfolio has engaged PFPC Inc. (the "Administrator") to provide certain administrative services pursuant to the Administrative Services Agreement. The Portfolio pays out of its own assets the fee paid to the Administrator computed at the rate of 0.10% per annum of the first $200 million of the Portfolio's average daily net assets, 0.07% per annum of the next $200 million of the Portfolio's average daily net assets, 0.05% per annum of the next $200 million of the Portfolio's average daily net assets and 0.03% per annum of any amounts over $600 million with a minimum annual fee of $108,000. PFPC has agreed to provide the services under the Administrative Services Agreement for a minimum annual fee of $75,000 for the period March 1, 1997 to September 30, 1997. PFPC charges an additional fee of $1,500 per month for services provided with respect to Class C shares.

         The Portfolio is responsible to the Investment Manager and the Administrator for out-of-pocket expenses incurred on behalf of the Portfolio, including, but not limited to, postage and mailing, telephone, telex, overnight and delivery service, outside independent pricing services, daily report transmissions, if any, and record retention/storage incurred by the Investment Manager or Administrator in connection with their services.

         Certain Emerging Market countries require a local entity to provide administrative services for direct investments by foreigners. Where required by local law, the Portfolio intends to retain a local entity to provide such administrative services. In such event, the local administrator will be paid a fee by the Portfolio for its services.

Distributor

         Bear Stearns serves as the distributor of shares of the Portfolio pursuant to a Distribution Agreement with the Trust dated March 1, 1993. The Distribution Agreement provides that Bear Stearns may render similar services to others so long as its services under such Agreement are not impaired thereby and that the Trust will indemnify Bear Stearns against certain liabilities. The continuation of the Distribution Agreement was approved by the Trustees, including a majority of the disinterested Trustees, at the meeting of the Board of Trustees convened on January 28, 1997.

         Pursuant to the Distribution Agreement, after the Prospectus and periodic reports have been prepared, set in type and mailed to Shareholders, Bear Stearns will pay for the printing and distribution of copies thereof used in connection with offering the shares to prospective investors. Bear Stearns will also pay for other supplementary sales literature and advertising costs.

Expenses

         Except as set forth in the Portfolio's Prospectus under "Management of the Portfolio," the Trust, on behalf of the Portfolio, is responsible for the payment of the Portfolio's expenses. The expenses to be borne by the Portfolio will include: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of BSFM, or its affiliates, Commission fees, state Blue Sky qualification fees, advisory, administrative and fund accounting fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of maintaining the Portfolio's existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of shareholders' reports and meetings, costs of preparing and printing certain prospectuses and statements of additional information, and any extraordinary expenses.

Transfer Agent

         Under a Transfer Agency Agreement with the Trust on behalf of the Portfolio, PFPC Inc., Bellevue Corporate Center, 103 Bellevue Parkway, Wilmington, Delaware 19809 serves as transfer and dividend disbursing agent for the Portfolio (the "Transfer Agent"). The Transfer Agent has undertaken with the Trust with respect to the Portfolio to (i) record the issuance, transfer and redemption of shares, (ii) provide confirmations of purchases and redemptions, and monthly statements, as well as certain other statements, (iii) provide certain information to the Trust's custodian in connection with redemptions,
(iv) provide dividend crediting and certain disbursing agent services, (v) maintain Shareholder accounts, (vi) provide certain state Blue Sky and other information, (vii) provide Shareholders and certain regulatory authorities with tax related information, (viii) respond to Shareholder inquiries, and (ix) render certain other miscellaneous services.

Custodian

         Brown Brothers Harriman & Co. (the "Custodian"), 40 Water Street, Boston, Massachusetts 02109, is the custodian of the Portfolio's securities and cash and also maintains the Portfolio's accounting records. The Custodian has appointed sub-custodians from time to time to hold certain securities purchased by the Portfolio in foreign countries and to hold cash and currencies for the Portfolio.

Independent Auditors

         The Board of Trustees have selected Deloitte & Touche LLP as independent auditors of the Trust for the fiscal year ending March 31, 1997. In addition to audit services, Deloitte & Touche LLP prepares the Portfolio's Federal and state tax returns and provides consultation and assistance on accounting, internal control and related matters.

                                DISTRIBUTION PLAN

         As  described  in  its   Prospectus,   the   Portfolio  has  adopted  a
Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act. See "Distribution Plan" in the Prospectus.

         The Plan has been approved by a vote of the Board of Trustees with respect to Class A and Class C Shares, including a majority of the Trustees who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Plan, cast in person at a meeting called for the purpose of voting on the Plan. The annual compensation payable under the Plan is 0.35% and 0.75% per annum of the average daily net asset value of Class A shares and Class C shares, respectively, of the Portfolio.

         As set forth above, the Portfolio pays 0.35% and 0.75% per annum of the average daily net asset value of Class A shares and Class C shares, respectively, of the Portfolio to Bear Stearns for distribution activities on behalf of the Portfolio in connection with the sale of its shares. Presently, Bear Stearns pays the entire amount of the distribution fee to Authorized Dealers, if any, as a service fee for providing services in connection with the sale of the Portfolio's shares. Service fees are payments to broker-dealers who are members of the NASD for services rendered to investors, similar to account maintenance fees. The NASD limit on Rule 12b-1 fees paid by investors of a fund that charges a service fee is 6.25% of new sales, plus interest. To the extent such fee is not paid to such dealers, Bear Stearns may retain such fee as compensation for its services and expenses of distributing the Portfolio's shares. If such fee exceeds its expenses, Bear Stearns may realize a profit from these arrangements.


         The Plan is a compensation plan which provides for the payment of a specified distribution fee without regard to the distribution expenses actually incurred by Bear Stearns. If the Plan were terminated by the Board of Trustees and no successor plan were adopted, the Trustees would cease to make distribution payments to Bear Stearns and Bear Stearns would be unable to recover the amount of any of its unreimbursed distribution expenditures. However, Bear Stearns does not intend to make distribution expenditures at a rate that materially exceeds the rate of compensation received under the Plan.

         The types of expenses for which Bear Stearns and Authorized Dealers may be compensated under the Plan include compensation paid to and expenses incurred by their respective officers, employees and sales representatives, allocable overhead, telephone and travel expenses, the printing of prospectuses and reports for other than existing Shareholders, preparation and distribution of sales literature, advertising of any type and all other expenses incurred in connection with activities primarily intended to result in the sale of shares of the Portfolio.

         Under the Plan, Bear Stearns, as distributor of the Portfolio's shares, will provide to the Board of Trustees for its review, and the Board will review at least quarterly, a written report of the services provided and amounts expended by Bear Stearns under the Plan and the purposes for which such services were performed and expenditures were made.

         The Plan in its amended and restated form was approved by the Board of Trustees, including the "non-interested" Trustees, on January 28, 1997. Under its terms, the Plan remains in effect from year to year, provided such continuance is approved annually by a vote of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested Trustees"). The Plan may not be amended to increase materially the amount to be spent for the services described therein as to the Portfolio without approval of a majority of the outstanding voting securities of the Portfolio. All material amendments of the Plan must also be approved by the Board of Trustees of the Trust in the manner described above. The Plan may be terminated at any time without payment of any penalty by a vote of a majority of the "non-interested" Trustees or by vote of a majority of the outstanding voting securities of the shares of the Portfolio. So long as the Plan is in effect, the selection and nomination of "non-interested" Trustees shall be committed to the discretion of the "non-interested" Trustees. The Board of Trustees has determined that in their judgment there is a reasonable likelihood that the Plan will benefit the Portfolio and the holders of its Class A and Class C Shares. For the period from May 3, 1993 (commencement of investment operations) through March 31, 1994 and the fiscal year ended March 31, 1995, Bear Stearns earned $107,662 and $97,893, respectively, under the prior 12b-1 plan, pursuant to which the compensation payable thereunder was at a rate of 0.25% per annum of the average daily net assets of the Portfolio. For the fiscal year ended March 31, 1996 and March 31, 1997, Bear Stearns earned $99,490 and $__________ under the Plan, respectively, pursuant to which the compensation payable thereunder was at a rate of 0.35% per annum of the average daily net assets of the Portfolio. [Update]


                             PORTFOLIO TRANSACTIONS

         Subject  to  policies  established  by  the  Board  of  Trustees,   the
Investment Manager is responsible for the execution of the Portfolio's transactions and the allocation of brokerage transactions for the Portfolio. In executing portfolio transactions, the Investment Manager seeks to obtain the best net results for the Portfolio, taking into account such factors as the price (including the applicable brokerage commission or dealer spread), size of the order, difficulty of execution and operational facilities of the firm involved. While the Investment Manager generally seeks reasonably competitive commission rates, payment of the lowest commission or spread is not necessarily consistent with obtaining the best results in particular transactions. The Portfolio paid no brokerage commissions for the fiscal year ended March 31, 1996. [Update]

         Commission rates for brokerage transactions on foreign stock exchanges are generally fixed. The reasonableness of any negotiated commission paid by the Portfolio will be evaluated on the basis of the difficulty involved in execution, the time taken to conclude the transaction, the extent of the broker's commitment, if any, of its own capital and the amount involved in the transaction. It should be noted that commission rates in U.S.
markets are negotiated.

         In the case of over-the-counter issues, there is generally no stated commission, but the price usually includes an undisclosed commission or markup, and the Portfolio will normally deal with the principal market makers unless it can obtain better terms elsewhere.

         The Portfolio does not have any obligation to deal with any broker or group of brokers in the execution of portfolio transactions. The Investment Manager may, consistent with the interests of the Portfolio and subject to the approval of the Board of Trustees, select brokers on the basis of the research, statistical and pricing services they provide to the Portfolio and other clients of the Investment Manager. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Investment Manager. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Investment Manager, as applicable, determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Investment Manager to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long-term.

         Most of the Debt Obligations to be purchased by the Portfolio generally trade on the over-the-counter market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. The Portfolio will primarily engage in transactions with these dealers or deal directly with the issuer unless a better price or execution could be obtained by using a broker. Prices paid to a dealer in debt securities will generally include a "spread," which is the difference between the prices at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit.

         Investment decisions for the Portfolio and for other investment accounts managed by the Investment Manager are made independently of each other in the light of differing conditions. However, the same investment decision may occasionally be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated as to amount according to a formula deemed equitable to each such account. While in some cases this practice could have a detrimental effect upon the price or value of the security as far as the Portfolio is concerned, in other cases it is believed to be beneficial to the Portfolio. The Portfolio will not purchase securities during the existence of any underwriting or selling group relating to such security of which Bear Stearns, the Investment Manager or any affiliated person (as defined in the Investment Company Act) thereof is a member except pursuant to procedures adopted by the Portfolio's Board of Trustees pursuant to Rule 10f-3 under the Investment Company Act. Among other things, these procedures, which will be reviewed by the Trustees annually, require that the Commission paid in connection with such a purchase be reasonable and fair, that the purchase be at not more than the public offering price prior to the end of the first business day after the date of the public offering and that Bear Stearns, the Investment Manager or any affiliate thereof not participate in or benefit from the sale to the Portfolio. In no instance will portfolio securities be purchased from or sold to the Distributor or the Investment Manager or any affiliated person of the foregoing entities except as permitted by the exemptive order or by applicable law.

         A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and other transaction costs, which must be borne directly by the Portfolio. Federal income tax laws may restrict the extent to which the Portfolio may engage in short term trading of securities. See "Taxation." The Portfolio anticipates that its annual portfolio turnover rate will vary from year to year. The portfolio turnover rate is calculated by dividing the lesser of the Portfolio's annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the Portfolio during the year.


                       PURCHASE AND REDEMPTION INFORMATION

         Payment and Terms of Offering. Shares of the Portfolio are sold at an offering price equal to the net asset value per share. Class A shares are subject to a sale load based on the amount of purchase (for purchases less than $1,000,000, which sales charge may be reduced under the Right of Accumulation. Purchases of Class A shares in the amount of $1,000,000 or more are subject to a CDSC of 0.50% on redemptions made within the first year of purchase. Class C shares are subject to a CDSC of 1.00% on redemptions made within the first year of purchase. Payment for shares purchased should accompany the purchase order as described in the Prospectus. Payment must be made by check or money order drawn on a U.S. bank. Checks or money orders must be payable in U.S. dollars.

         As a condition of this offering, if an order to purchase the shares is cancelled due to nonpayment (for example, on account of a check returned for "not sufficient funds"), the person who made the order will be responsible for any loss incurred by the Portfolio by reason of such cancellation, and if such purchaser is a shareholder, the Portfolio shall have the authority as agent of the shareholder to redeem shares in his or her account at their then-current net asset value per share to reimburse the Portfolio for the loss incurred. Investors whose purchase orders have been cancelled due to nonpayment may be prohibited from placing future orders.

         An order to purchase shares is not binding on the Portfolio until it has been confirmed in writing by the Transfer Agent (or other arrangements made with the Portfolio, in the case of orders utilizing wire transfer of funds, as described above) and payment has been received. To protect existing shareholders, the Portfolio reserves the right to reject any offer for a purchase of shares by any individual.

         Upon the purchase of shares of the Portfolio, a shareholder investment account is opened for the investor on the books of the Portfolio and maintained by the Transfer Agent. This is an open account in which shares owned by the investor are credited by the Transfer Agent in lieu of issuance of a share certificate.

         Class A shares of the Portfolio may be purchased at net asset value with the proceeds from the redemption of shares of an investment company sold with a sales charge or commission and not distributed by Bear Stearns. See "How to Buy Shares - Class A Shares" in the Prospectus. Bear Stearns may make or allow additional payments or offer promotional incentives to dealers that sell Class A shares. Frequently, in connection with promotional incentives to Authorized Dealers, Bear Stearns will offer to pay Authorized Dealers an amount up to 1% of the net asset value of shares purchased by the dealer's clients or customers with such proceeds. The current promotional incentive offered to Authorized Dealers from April 15, 1996 through June 28, 1996 is indefinitely extended.

         Under certain circumstances set forth in the Prospectus under "How to Buy Shares - Class A Shares" the purchaser's front-end sales charges can be waived. In these instances where the front-end sales charges are waived, Bear Stearns requires documentation, certification or information from the Authorized Dealer. Any such waiver will be subject to confirmation of the purchaser's holdings through a check of these records to verify that such purchaser is eligible for the applicable exemption from the front-end sales charges.

         Transfer of Shares. In the event a Shareholder requests a transfer of any shares to a new registration, such shares will be transferred without sales charge at the time of transfer.

         Redemption. The Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption of the Portfolio's shares by making payment in whole or in part in securities chosen by the Portfolio and valued in the same way as they would be valued for purposes of computing the Portfolio's net asset value. If payment is made in securities, a Shareholder may incur transaction costs in converting these securities into cash. The Portfolio has selected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Portfolio is obligated to redeem its shares solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any one Shareholder of the Portfolio.

         Under the Investment Company Act, the Portfolio may suspend the right to redemption or postpone the date of payment upon redemption for any period during which the New York Stock Exchange (the "NYSE") is closed (other than customary weekend and holiday closings), or during which trading on said Exchange is restricted, or during which (as determined by the Commission by rule or regulation) an emergency exists as a result of which disposal or valuation of the Portfolio's securities is not reasonably practicable, or for such other periods as the Commission may permit. The Portfolio may also suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions.

         A Shareholder of the Portfolio may request redemptions of shares of the Portfolio by telephone if the optional telephone transaction privilege is elected on the Account Information Form accompanying the Portfolio's Prospectus. It may be difficult to implement redemptions by telephone in times of drastic economic or market changes. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, the Portfolio employs reasonable procedures specified by the Trust to confirm that such instructions are genuine. Telephone transaction procedures include the following measures: requiring the appropriate telephone transaction election be made on the Portfolios' Account Information Form requiring the caller to provide the names of the account owners, the account owner's social security number and name of fund, all of which must match the Portfolio's records; requiring that the Transfer Agent's service representative complete a telephone transaction form listing all of the above caller identification information; requiring that redemption proceeds be sent only by check to the account owners of record at the address of record, or by wire only to the owners of record at the bank account of record; sending a written confirmation for each telephone transaction to the owners of record at the address of record within five (5) business days of the call; and maintaining tapes of telephone transactions for six months, if the Portfolio elects to record shareholder telephone transactions.

         For accounts held of record by a broker-dealer, trustee, custodian or an attorney-in-fact (under a power of attorney), additional documentation or information regarding the scope of a caller's authority is required. Finally, for telephone transactions in accounts held jointly, additional information regarding other account holders is required. The Trust may implement other procedures from time to time. If reasonable procedures are not implemented, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. In all other cases, neither the Portfolio, the Trust nor Bear Stearns will be responsible for the authenticity of redemption or exchange instructions received by telephone.

         Written redemption instructions which are given directly to the Transfer Agent require signature guarantees, and duly endorsed stock certificates, if previously issued, must be received by the Transfer Agent in proper form and signed exactly as the shares are registered. The Transfer Agent has adopted standards and procedures pursuant to which signature-guarantees in proper form generally will be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the New York Stock Exchange Medallion Signature Program, the Stock Exchanges Medallion Program and the Securities Transfer Agents Medallion Program ("STAMP"). Such guarantees must be signed by an authorized signatory thereof with "Signature Guaranteed" appearing with the shareholder's signature. If the signature is guaranteed by a broker or dealer, such broker or dealer must be a member of a clearing corporation and maintain net capital of at least $100,000. Signature-guarantees may not be provided by notaries public. Redemption requests by corporate and fiduciary shareholders must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the account. Investors may obtain from the Fund or the Transfer Agent forms of resolutions and other documentation which have been prepared in advance to assist compliance with the Portfolio's procedures. Any questions with respect to signature-guarantees should be directed to the Transfer Agent by calling 1-800-477-1139 (in Delaware call collect 302-791-1031).

         The Portfolio may suspend redemption privileges or postpone the date of payment for more than seven days after a redemption order is received during any period (i) when the NYSE is closed other than customary weekend and holiday closings, or trading on the NYSE is restricted as determined by the Commission,
(ii) when an emergency exists, as defined by the Commission, which makes it not reasonably practicable for the Portfolio to dispose of securities owned by it or fairly to determine the value of its assets, or (iii) as the Commission may otherwise permit.


                             SHARES OF THE PORTFOLIO

         The Trust's Agreement and Declaration of Trust dated October 15, 1992 (the "Trust Agreement") permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest of one or more separate series, provided each share has a par value of $0.001 per share, represents an equal proportionate interest in that series with each other share and is entitled to such dividends out of the income belonging to such series as are declared by the Trustees.

         The Trustees have authority under the Trust Agreement to create and classify shares of beneficial interest in separate series of the Trust without further action by Shareholders. As of the date of this Statement of Additional Information, the Trustees have authorized unlimited shares of the Portfolio. The Trust Agreement further authorizes the Board of Trustees to classify or reclassify any series or portfolio of unlimited shares into one or more classes. Pursuant thereto, the Board of Trustees has authorized the issuance of one series with three classes of shares of the Portfolio: Class A shares, Class C and Class Y shares.

         Shareholders of the Trust have certain rights with respect to calling special meetings of Shareholders, provided that certain terms of the Trust's By-Laws are met. Pursuant to the By-Laws, the record holders of at least 20% of the shares outstanding and entitled to vote at a special meeting may require the Trust to hold such special meeting of Shareholders for any purpose except that the record holders of at least 10% of the shares outstanding may call a special meeting for the purpose of voting upon the question of removal of any Trustee or Trustees and Shareholders may, under certain circumstances as permitted by the Investment Company Act, communicate with other Shareholders in connection with requiring a special meeting of Shareholders. In addition, the Portfolio is required to assist Shareholder communication in connection with the calling of Shareholder meetings to consider removal of a Trustee.

         Each share of the Portfolio represents an equal proportionate interest in the assets belonging to the Portfolio. All Portfolio expenses are based on a percentage of the Portfolio's aggregate average net assets, except that the respective distribution and account administration fees relating to a particular class will be borne exclusively by that class.

         Certain aspects of the shares may be altered, after advance notice to Shareholders, if it is deemed necessary in order to satisfy certain tax regulatory requirements.

         When issued, shares are fully paid and non-assessable. In the event of liquidation, Shareholders are entitled to share pro rata in the net assets of the Portfolio available for distribution to such Shareholders. All shares entitle their holders to one vote per share, are freely transferable and have no preemptive, subscription or conversion rights.

         BSFM provided the initial capital for the Portfolio by purchasing 10,472 shares of the Portfolio for $100,007.60 on January 5, 1993.

         Under Massachusetts law, there is a remote possibility that Shareholders of a business trust could, under certain circumstances, be held personally liable as partners for the obligations of such trust. The Trust Agreement contains an express disclaimer of Shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Trust Agreement provides for indemnification out of Trust property of any Shareholder charged or held personally liable for obligations or liabilities of the Trust solely by reason of being or having been a Shareholder of the Trust and not because of such Shareholder's acts or omissions or for some other reason. The Trust Agreement also provides that the Trust shall, upon proper and timely request, assume the defense of any charge made against any Shareholder as such for any obligation or liability of the Trust and satisfy any judgment thereon. Thus, the risk of a Shareholder incurring financial loss on account of Shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations.


                                 NET ASSET VALUE

         The net asset value per share of each Class of the Portfolio is calculated by the Portfolio's Administrator as of the close of regular trading of the NYSE (normally 4:00 p.m., New York time) on each Business Day. "Business Day" means each weekday when the NYSE is open for business. Net asset value per share of each Class is calculated by dividing the value of the Portfolio's net assets represented by such Class (i.e., the value of its assets less its liabilities) by the total number of shares of such Class outstanding. Currently, the NYSE is closed on New Year's Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Securities which are listed on stock exchanges, whether U.S. or foreign, are valued at the last sale price on the day the securities are valued or, lacking any sales on such day, at the mean of the bid and asked prices available prior to the valuation. If on any Business Day a foreign securities exchange or foreign market is closed, the securities traded on such exchange or in such market will be valued at the last sale price reported on the previous business day of such foreign exchange or market. In cases where securities are traded on more than one exchange, the securities are generally valued on the exchange designated by the Board of Trustees or its delegates as the primary market.
Securities traded in the over-the-counter market and listed on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") are valued at the last trade price listed on the NASDAQ at 4:00 pm; securities listed on NASDAQ for which there were no sales on that day and other over-the-counter securities are valued at the mean of the bid and asked prices available prior to valuation. Securities for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees. In making this determination the Board of Trustees will consider, among other things, publicly available information regarding the issuer, market conditions and values ascribed to comparable companies. In instances where the price determined above is deemed not to represent fair market value, the price is determined in such manner as the Board may prescribe. The amortized cost method of valuation may also be used with respect to debt obligations with sixty days or less remaining to maturity. Any assets which are denominated in a foreign currency are converted into U.S. dollars at the prevailing market rates for purposes of calculating net asset value. The Portfolio's obligation to pay any local taxes on remittances from Emerging Countries will become a liability on the record date for a dividend payment and will have the effect of reducing the Portfolio's net asset value. Because of the differences in operating expenses incurred by each Class, the per share net asset value of each Class will differ.

         Foreign currency exchange rates are generally determined prior to the close of the NYSE. Occasionally, events affecting the value of foreign securities and such exchange rates occur between the time at which they are determined and the close of the NYSE, which events will not be reflected in a computation of the Portfolio's net asset value. If events materially affecting the value of such securities or assets or currency exchange rates occurred during such time period, the securities or assets would be valued at their fair value as determined in good faith by or under the direction of the Board of Trustees. The foreign currency exchange transactions of the Portfolio conducted on a spot basis will be valued at the spot rate for purchasing or selling currency prevailing on the foreign exchange market. Under normal market conditions this rate differs from the prevailing exchange rate by an amount generally less than one-tenth of one percent due to the costs of converting from one currency to another. In determining the approximate market value of portfolio investments, the Portfolio may employ outside organizations, which may use a matrix or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on the Portfolio's books at their face value. Other assets, if any, are valued at fair value as determined in good faith by the Board of Trustees.


                        PERFORMANCE AND YIELD INFORMATION

         The following information supplements and should be read in conjunction
with  the  section  in  the   Portfolio's   Prospectus   entitled   "Performance
Information."

         Total Return. For purposes of quoting and comparing the performance of the Portfolio to that of other mutual funds and to stock or other relevant indices in advertisements or in reports to Shareholders, performance may be stated in terms of total return. Under the rules of the Commission, funds advertising performance must include total return quotes calculated according to the following formula:

             P(1 + T)n      =         ERV

 Where:      P              =         a hypothetical initial payment of $1,000

             T              =         average annual total return

             n              =         number of years (1, 5 or 10)

             ERV = ending redeemable value at the end of the 1, 5 or 10 year periods (or fractional portion thereof) of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year periods.

         Under the foregoing formula, the time periods used in advertising will be based on rolling calendar quarters, updated to the last day of the most recent quarter prior to submission of the advertisement for publication, and will cover one, five and ten year periods or a shorter period dating from the effectiveness of the Portfolio's registration statement. In calculating the ending redeemable value, the maximum sales load is deducted from the initial $1,000 payment and all dividends and distributions by the Portfolio are assumed to have been reinvested at net asset value, as described in the Prospectus, on the reinvestment dates during the period. Total return, or "T" in the formula above, is computed by finding the average annual compounded rates of return over the 1, 5 and 10 year periods (or fractional portion thereof) that would equate the initial amount invested to the ending redeemable value. Any sales loads that might in the future be made applicable at the time to reinvestments would be included as would any recurring account charges that might be imposed by the Portfolio. The Portfolio may also from time to time include in such advertising, an aggregate total return figure or a total return figure that is not calculated according to the formula set forth above in order to compare more accurately the Portfolio's performance with other measures of investment return. For example, in comparing the Portfolio's total return with data published by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. or Weisenberger Investment Company Service, or with the performance of the Standard & Poor's 500 Stock Index or the Dow Jones Industrial Average, as appropriate, the Portfolio may calculate its aggregate and/or average annual total return for the specified periods of time by assuming the investment of $1,000 in Portfolio shares and assuming the reinvestment of each dividend or other distribution at net asset value on the reinvestment date. The Portfolio does not, for these purposes, deduct from the initial value invested any amount representing sales charges with respect to Class A shares and any amount representing any applicable CDSC with respect to Class C shares. The Portfolio will, however, disclose the maximum sales charge and will also disclose that the performance data do not reflect sales charges and that inclusion of sales charges would reduce the performance quoted. Such alternative total return information will be given no greater prominence in such advertising than the information prescribed under the Commission rules, and all advertisements containing performance data will include a legend disclosing that such performance data represent past performance and that the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

        [The total return calculated using the above method for the fiscal year ended March 31, 1996 was 46.13% for the Class A shares and for the period July 26, 1995 (commencement of the Class C shares initial public offering) through March 31, 1996 was 25.45% for the Class C shares. UPDATE]

        Yield. The Portfolio may also advertise their yield. Under the rules of the Commission, the Portfolio advertising yield must calculate yield using the following formula:

           YIELD = 2[(a-b +1)6 - 1]
                      ---
                      cd

 Where:    a  =   dividends and interest earned during the period.

           b  =   expenses accrued for the period (net of reimbursement).

           c  =   the average  daily  number of shares  outstanding  during the period that were entitled to receive dividends.

           d  =   the maximum offering price per share on the last day of the period.

         Under the foregoing formula, yield is computed by compounding semi-annually, the net investment income per share earned during a 30 day period divided by the maximum offering price per share on the last day of the period. For the purpose of determining the interest earned (variable "a" in the formula) on debt obligations that were purchased by the Portfolio, the formula generally calls for amortization of the discount or premium; the amortization schedule will be adjusted monthly to reflect changes in the market values of the debt obligations.

         Yield may fluctuate daily and does not provide a basis for determining future yields. Because the yields will fluctuate, they cannot be compared with yields on savings accounts or other investment alternatives that provide an agreed to or a guaranteed fixed yield for a stated period of time. However, yield information may be useful to an investor considering temporary investments in money market instruments. In comparing the yield of one money market fund to another, consideration should be given to each fund's investment policies, including the types of investments made, lengths of maturities of the Portfolio securities (the method used by the fund to compute the yield methods may differ) and whether there are any special account charges which may reduce the effective yield.

         The yields on certain obligations are dependent on a variety of factors, including general money market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody's and S&P represent their respective opinions as to the quality of the absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. In addition, subsequent to its purchase by the Portfolio, an issue may cease to be rated or may have its rating reduced below the minimum required for purchase. In such an event, the Portfolio's Investment Manager will consider whether the Portfolio should continue to hold the obligation.

                                 CODE OF ETHICS

         The Trust, on behalf of the Portfolio, has adopted a third amended and restated Code of Ethics (the "Code of Ethics"), which established standards by which certain access persons of the Trust must abide relating to personal securities trading conduct. Under the Code of Ethics, access persons which include, among others, trustees and officers of the Trust and employees of the Trust and BSFM, are prohibited from engaging in certain conduct, including: (1) the purchase or sale of any security being purchased or sold, or being considered for purchase or sale, by the Portfolio, without prior approval by the Trust or without the applicability of certain exemptions; (2) the recommendation of a securities transaction without disclosing his or her interest in the security or issuer of the security; (3) the commission of fraud in connection with the purchase or sale of a security held by or to be acquired by the Portfolio; (4) the purchase of any securities in an initial public offering or private placement transaction eligible for purchase or sale by the Portfolio without prior approval by the Trust; and (5) the acceptance of gifts of more than a de minimus value from those doing business with or on behalf of the Portfolio. Certain transactions are exempt from item (1) of the previous sentence, including: (1) purchases or sales on the account of an access person that are not under the control of or that are non-volitional with respect to that person; (2) purchases or sales of securities not eligible for purchase or sale by the Portfolio; (3) purchases or sales relating to rights issued by an issuer pro rata to all holders of a class of its securities; and (4) any securities transaction, or series of related transactions, involving 500 or fewer shares of an issuer having a market capitalization greater than $1 billion.

         The Code of Ethics specifies that access persons shall place the interests of the shareholders of the Portfolio first, shall avoid potential or actual conflicts of interest with the Portfolio, and shall not take unfair advantage of their relationship with the Portfolio. Access persons are required by the Code of Ethics to file quarterly reports of personal securities investment transactions. However, an access person is not required to report a transaction over which he or she had no control. Furthermore, a trustee of the Trust who is not an "interested person" (as defined in the Investment Company
Act) of the Trust is not required to report a transaction if such person did not know or, in the ordinary course of his duties as a trustee of the Trust, should have known, at the time of the transaction, that, within a 15 day period before or after such transaction, the security that such person purchased or sold was either purchased or sold, or was being considered for purchase or sale, by the Portfolio. The Code of Ethics specifies that certain designated supervisory persons, Ellen T. Arthur, Mark A. Kurland, Gerald Cummings or Frank J. Maresca, shall supervise implementation and enforcement of the Code of Ethics and shall, at their sole discretion, grant or deny approval of transactions required by the Code of Ethics.

                                    TAXATION

         GENERAL TAX CONSEQUENCES TO THE PORTFOLIO AND ITS SHAREHOLDERS

         The following is only a summary of certain additional tax considerations generally affecting the Portfolio and its Shareholders that are not described in the Portfolio's Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its Shareholders, and the discussion in this Statement of Additional Information and in the Portfolio's Prospectus is not intended as a substitute for careful tax planning. Investors are urged to consult their tax advisers with specific reference to their own tax situation.

         The Portfolio has elected to be taxed as a regulated investment company under Part I of Subchapter M of the Code. As a regulated investment company, the Portfolio is exempt from Federal income tax on its net investment income and realized capital gains which it distributes to Shareholders, provided that it distributes an amount equal to at least 90% of its investment company taxable income (the sum of the net taxable investment income and the excess of net short-term capital gain over net long-term capital loss), if any, for the year (the "Distribution Requirement") and satisfies certain other requirements of the Code that are described below. Distributions of investment company taxable income made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year will satisfy the Distribution Requirement. The Distribution Requirement for any year may be waived if a regulated investment company establishes to the satisfaction of the Internal Revenue Service that it is unable to satisfy the Distribution Requirement by reason of distributions previously made for the purpose of avoiding liability for Federal excise tax (discussed below). In addition to satisfaction of the Distribution Requirement the Portfolio must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies, or from other income derived with respect to its business of investing in such stock, securities, or currencies (the "Income Requirement") and derive less than 30% of its gross income from the sale or other disposition of any of the following investments, if such investments were held for less than three months: (a) stock or securities (as defined in Section 2(a) (36) of the Investment Company Act); (b) options, futures, or forward contracts (other than options, futures or forward contracts on foreign currencies); and (c) foreign currencies (or options, futures or forward contracts on foreign currencies) but only if such currencies (or options, futures or forward contracts) are not directly related to the regulated investment company's principal business of investing in stock or securities (or in options and futures with respect to stocks or securities) (the "Short-Short Gain Test"). Interest (including accrued original issue discount and, in the case of debt securities bearing taxable interest income, "accrued market discount") received by the Portfolio at maturity or on disposition of a security held for less than three months will not be treated as gross income derived from the sale or other disposition of such security for purposes of the Short- Short Gain Test. However, any other income which is attributable to realized market appreciation will be treated as gross income from the sale or other disposition of securities for this purpose.

         Income derived by a regulated investment company from a partnership or trust (including a foreign entity that is classified as a partnership or trust for U.S. federal income tax purposes) will satisfy the Income Requirement only to the extent such income is attributable to items of income of the partnership or trust that would satisfy the Income Requirement if they were realized by a regulated investment company in the same manner as realized by the partnership or trust.

         In addition to the foregoing requirements, at the close of each quarter of its taxable year, at least 50% of the value of the Portfolio's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which the Portfolio does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which the Portfolio controls and which are engaged in the same or similar trades or businesses (the "Asset Diversification Requirement"). The Internal Revenue Service has taken the position, in informal rulings issued to other taxpayers, that the issuer of a repurchase agreement is the bank or dealer from which securities are purchased. The Portfolio will not enter into repurchase agreements with any one bank or dealer if entering into such agreements would, under the informal position expressed by the Internal Revenue Service, cause it to fail to satisfy the Asset Diversification Requirement.

         Distributions of investment company taxable income will be taxable to Shareholders as ordinary income, regardless of whether such distributions are paid in cash or are reinvested in shares. Shareholders receiving any distribution from the Portfolio in the form of additional shares will be treated as receiving a taxable distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Portfolio intends to distribute to Shareholders its excess of net long-term capital gain over net short-term capital loss ("net capital gain"), if any, for each taxable year. Such gain is distributed as a capital gain dividend and is taxable to Shareholders as long-term capital gain, regardless of the length of time the Shareholder has held his shares, whether such gain was recognized by the Portfolio prior to the date on which a Shareholder acquired shares of the Portfolio and whether the distribution was paid in cash or reinvested in shares. The aggregate amount of distributions designated by the Portfolio as capital gain dividends may not exceed the net capital gain of the Portfolio for any taxable year, determined by excluding any net long-term capital loss attributable to transactions occurring after October 31 of such year and by treating any such loss as if it arose on the first day of the following taxable year. Such distributions will be designated as capital gain dividends in a written notice mailed by the Portfolio to Shareholders not later than 60 days after the close of the Portfolio's respective taxable year. The Portfolio would incur a federal income tax liability under the Code with respect to retained net capital gains. Investors should be aware that any loss realized upon the sale, exchange or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent any capital gain dividends have been paid with respect to such shares.

         If for any taxable year the Portfolio does not qualify as a regulated investment company, all of its taxable income will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and all distributions will be taxable as ordinary dividends to the extent of the Portfolio's current and accumulated earning and profits. Such distributions will be eligible for the dividends received deduction in the case of corporate Shareholders regardless of the source of the Portfolio's income, subject to the limitations which apply to the dividends received deduction, including the requirement that the dividends be received on shares held for more than 45 days. Investors should be aware that any loss realized on a sale of shares of the Portfolio will be disallowed to the extent an investor repurchases shares of the Portfolio within a period of 61 days (beginning 30 days before and ending 30 days after the day of disposition of the shares). Dividends reinvested by the Portfolio in shares within the 61-day period would be treated as a purchase for this purpose.

         The Code imposes a non-deductible 4% excise tax on regulated investment companies that do not distribute with respect to each calendar year an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the 1-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year. Because the Portfolio intends to distribute all of its taxable income currently, the Portfolio does not anticipate incurring any liability for this excise tax. However, investors should note that the Portfolio may in certain circumstances be required to liquidate investments in order to make sufficient distributions to avoid excise tax liability.

         The Portfolio is expected to invest in both short-term and long-term emerging markets Debt Obligations with original issue discount and/or market discount. Original issue discount generally is the excess (if any) of the stated redemption price of an obligation over its original issue price. Market discount generally is the excess (if any) of the stated redemption price of an obligation (or in the case of an obligation issued with original issue discount, its original issue price plus accreted original issue discount) over the price at which it is purchased subsequent to original issuance. Original issue discount is generally required to be included in income on a periodic basis by a holder as ordinary income. Income attributable to market discount generally is ordinary income (as opposed to capital gain). A taxpayer may elect to include market discount in income on a periodic basis as opposed to including market discount in income upon payment or sale of the obligation. In some cases, the amount of original issue discount and/or market discount on obligations purchased by the Portfolio may be significant. The Portfolio has elected to include market discount in income currently, for both book and tax purposes. Accordingly, accretion of market discount together with original issue discount, will cause the Portfolio to realize income prior to the receipt of cash payments with respect to these securities. In order to distribute this income and maintain its qualification as a regulated investment company and avoid becoming subject to federal income or excise tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, use its cash assets or borrow funds on a temporary basis necessary to declare and pay a distribution to Shareholders. The Portfolio may realize capital gains or losses from those sales, which would increase or decrease the Portfolio's investment company taxable income or net capital gain. In addition, any such gains may be realized on the disposition of securities held for less than three months.
Because of the Short-Short Gain Test, any such gains would reduce the Portfolio's ability to sell other securities, or certain options, futures or forward contracts, held for less than three months that it might wish to sell in the ordinary course of its portfolio management.

         Because distributions made in respect of accreted market discount will be taxable to Shareholders currently as ordinary income, Shareholders may realize income attributable to market discount on an obligation held by the Portfolio earlier than if the Shareholder had directly owned such obligation. In the case of such direct ownership, absent an election by the holder to currently include market discount in income, market discount income generally would not be realized by the holder until payment or other disposition of the obligation. Original issue discount on an obligation held directly by a Shareholder, on the other hand, generally would have to be included in income on a periodic basis. In general, distributions by the Portfolio of amounts in respect of accreted discount should reduce the net asset value of the Portfolio by a corresponding amount. Therefore, distributions in respect of accreted discount would result in current income to Shareholders, but in general may also reduce taxable gain (or increase loss) to a holder by a similar amount in case of a subsequent disposition by a holder of his or her interest in the Portfolio. In the event the Portfolio has to liquidate portfolio securities earlier than it otherwise would have in order to make distributions of accreted discount and the Portfolio realizes net capital gains from such transactions, the Shareholders may receive a larger capital gain distribution than they would have in the absence of such transactions.

         The Portfolio will be required in certain cases to withhold and remit to the United States Treasury 31% of dividends paid to any Shareholder (1) who has provided either an incorrect tax identification number or no number at all,
(2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Portfolio that he is not subject to backup withholding or that he is an "exempt recipient." The backup withholding tax is not an additional tax and may be credited against a Shareholders' regular federal income tax liability.

         The foregoing general discussion of Federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

         Although the Portfolio expects to continue to qualify as a "regulated investment company" and to be relieved of all or substantially all Federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities.

         Certain states exempt from state income taxation, dividends paid by a regulated investment company that are derived from interest on U.S. government obligations. The Portfolio will accordingly inform its Shareholders annually of the percentage, if any, of its ordinary dividends that is derived from interest on U.S. government obligations. Shareholders should consult with their tax advisers as to the availability and extent of any applicable state income tax exemption.

         Income received by the Portfolio from sources outside the United States may be subject to withholding and other taxes imposed by countries other than the United States. If the Portfolio qualifies as a regulated investment company, if certain distribution requirements are satisfied and if more than 50% of the value of the Portfolio's assets at the close of the taxable year consists of stocks or securities of foreign corporations, the Portfolio will be eligible to elect for federal income tax purposes and if eligible, intends to file an election with the Internal Revenue Service to treat any foreign income taxes paid by the Portfolio that can be treated as income taxes under United States income tax principles as paid by its Shareholders. However, there is no guarantee that the Portfolio will be able to do so. For any year that the Portfolio makes such an election, an amount equal to the foreign income taxes paid by the Portfolio that can be treated as income taxes under United States income tax principles will be included in the income of its Shareholders and each Shareholder will be entitled (subject to certain limitations) to credit the amount included in his income against such Shareholder's United States tax liabilities, if any, or to deduct such amount from such Shareholder's United States taxable income, if any.

         Generally, a credit for foreign taxes may not exceed the United States Shareholder's United States tax attributable to its total foreign source taxable income. If a regulated investment company makes the election described in the previous paragraph, the source of the Portfolio's income flows through to its Shareholders. Thus, dividends and interest received by the Portfolio in respect of foreign securities will give rise to foreign source income to the Shareholders. However, certain items of the Portfolio's income, including income and gains from securities transactions as well as certain foreign currency gains, may be treated as United States source income to Shareholders. Accordingly, if the Portfolio recognizes capital gain income which is subject to foreign income or withholding tax, as described more fully below, United States Shareholders may not be deemed to receive foreign source income against which the foreign tax credit could be applied. The overall limitation on a foreign tax credit is also applied separately to specific categories of foreign source income. Furthermore, the foreign tax credit is allowed to offset only 90% of any alternative minimum tax to which a United States Shareholder may be subject. As a result of these rules, certain United States Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Portfolio. If a United States Shareholder is not able to credit the foreign tax paid because of the application of the foreign tax credit limitation described herein, double taxation of such gain could only be mitigated by deducting the tax paid, which may be subject to the limitations described above.

         Taxation of a Shareholder who, as to the United States, is a foreign investor (such as a nonresident alien individual, a foreign trust or estate, a foreign corporation or foreign partnership) depends, in part, on whether the Shareholder's income from the Portfolio is "effectively connected" with a United States trade or business carried on by the Shareholder. If the foreign investor is not a resident alien and the income from the Portfolio is not effectively connected with a United States trade or business carried on by the foreign investor, distributions of net investment income and net realized short-term capital gains will be subject to a 30% (or lower treaty rate) United States withholding tax. Furthermore, foreign investors may be subject to an increased United States tax on their income resulting from the Portfolio's election
(described above) to "pass through" amounts of foreign taxes paid by the Portfolio, but may not be able to claim a credit or deduction with respect to the foreign taxes treated as having been paid by them. Distributions of net realized long-term capital gains, amounts retained by the Portfolio which are designated as undistributed capital gains and gains realized upon the sale of shares of the Portfolio will not be subject to United States tax unless a foreign investor who is an individual is physically present in the United States for more than 182 days during the taxable year, and, in the case of gain realized upon the sale of shares of the Portfolio, (i) such gain is attributable to an office or fixed place of business in the United States, or (ii) such nonresident alien individual has a tax home in the United States and such gain is not attributable to an office or place of business located outside the United States. The Portfolio intends to distribute to Shareholders its net capital gain, if any, for each taxable year. However, a determination by the Portfolio not to distribute long-term capital gains may reduce a foreign investor's overall return from an investment in the Portfolio, since the Portfolio will incur a United States federal tax liability with respect to retained long-term capital gains, thereby reducing the amount of cash held by the Portfolio that is available for distribution, and the foreign investor may not be able to claim a credit or deduction with respect to such taxes.

         In general, if a foreign investor is a resident alien or if dividends or distributions from the Portfolio are effectively connected with a United States trade or business carried on by the foreign investor, then dividends of net investment income, distributions of net short-term and long-term capital gains, amounts retained by the Portfolio that are designated as undistributed capital gains and any gains realized upon the sale of shares of the Portfolio will be subject to United States income tax at the rates applicable to United States citizens or domestic corporations. If the income from the Portfolio is effectively connected with a United States trade or business carried on by a foreign investor that is a corporation, then such foreign investor may also be subject to the 30% (or lower treaty rate) branch profits tax.

         The tax consequences to a foreign Shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described in this section. Under regulations proposed to be effective for dividends paid after 1997, foreign shareholders may be required to provide appropriate documentation to establish their entitlement to the benefits of such a treaty. Foreign investors are advised to consult their own tax advisers with respect to
(a) whether their income from the Portfolio is or is not effectively connected with a United States trade or business carried on by them, (b) whether they may claim the benefits of an applicable tax treaty and (c) any other tax consequences to them of an investment in the Portfolio.

         Shareholders will be notified annually by the Portfolio as to the United States federal income tax status of the dividends, distributions and deemed distributions made by the Portfolio to its Shareholders. Furthermore, Shareholders will also receive, if appropriate, various written notices after the close of the Portfolio's taxable year regarding the United States federal income tax status of certain dividends, distributions and deemed distributions that were paid (or that are treated as having been paid) by the Portfolio to its Shareholders during the preceding taxable year.

         Distributions also may be subject to additional state, local and foreign taxes depending on each Shareholder's particular situation.


                           SPECIAL TAX CONSIDERATIONS

         The following discussion relates to the particular Federal income tax consequences of the investment policies of the Portfolio. The ability of the Portfolio to engage in options, short sale and futures activities will be somewhat limited by the requirements for their continued qualification as regulated investment companies under the Code, in particular the Distribution Requirement, the Short-Short Gain Test and the Asset Diversification Requirement.

Straddles

         The options transactions that the Portfolio enters into may result in "straddles" for Federal income tax purposes. The straddle rules of the Code may affect the character of gains and losses realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the investment company taxable income and net capital gain of the Portfolio for the taxable year in which such losses are realized. Losses realized prior to October 31 of any year may be similarly deferred under the straddle rules in determining the "required distribution" that the Portfolio must make in order to avoid Federal excise tax. Furthermore, in determining its investment company taxable income and ordinary income, the Portfolio may be required to capitalize, rather than deduct currently, any interest expense on indebtedness incurred or continued to purchase or carry any positions that are part of a straddle. The tax consequences to the Portfolio of holding straddle positions may be further affected by various elections provided under the Code and Treasury regulations, but at the present time the Portfolio is uncertain which (if any) of these elections it will make.

         Because only a few regulations implementing the straddle rules have been promulgated by the U.S. Treasury, the tax consequences to the Portfolio of engaging in options transactions are not entirely clear. Nevertheless, it is evident that application of the straddle rules may substantially increase or decrease the amount which must be distributed to Shareholders in satisfaction of the Distribution Requirement (or to avoid Federal excise tax liability) for any taxable year in comparison to a fund that did not engage in options transactions. For purposes of the Short-Short Gain Test, current Treasury regulations provide that (except to the extent that the short sale rules discussed below would otherwise apply) the straddle rules will have no effect on the holding period of any straddle position. However, the U.S. Treasury has announced that it is continuing to study the application of the straddle rules for this purpose.

Options and Section 1256 Contracts

         The writer of a covered put or call option generally does not recognize income upon receipt of the option premium. If the option expires unexercised or is closed on an exchange, the writer generally recognizes short-term capital gain. If the option is exercised, the premium is included in the consideration received by the writer in determining the capital gain or loss recognized in the resultant sale. However, options transactions that the Portfolio enters into, as well as futures transactions and transactions in forward foreign currency contracts that are traded in the interbank market entered into by the Portfolio, will be subject to special tax treatment as "Section 1256 contracts."
Section 1256 contracts are treated as if they are sold for their fair market value on the last business day of the taxable year (i.e., marked-to-market), regardless of whether a taxpayer's obligations (or rights) under such contracts have terminated (by delivery, exercise, entering into a closing transaction or otherwise) as of such date. Any gain or loss recognized as a consequence of the year-end marking-to-market of Section 1256 contracts is combined (after application of the straddle rules that are described above) with any other gain or loss that was previously recognized upon the termination of Section 1256 contracts during that taxable year. The net amount of such gain or loss for the entire taxable year is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, except in the case of marked-to-market forward foreign currency contracts for which such gain or loss may be treated as ordinary income or loss. See "Foreign Currency Transactions" below. Such short-term capital gain (and, in the case of marked-to-market forward foreign currency contracts, such ordinary income) would be included in determining the investment company taxable income of the Portfolio for purposes of the Distribution Requirement, even if it were wholly attributable to the year-end marking-to-market of Section 1256 contracts that the Portfolio continued to hold. Investors should also note that Section 1256 contracts will be treated as having been sold on October 31 in calculating the "required distribution" that the Portfolio must make to avoid Federal excise tax liability.

         The Portfolio may elect not to have the year-end marking-to-market rule apply to Section 1256 contracts that are part of a "mixed straddle" with other investments of the Portfolio that are not Section 1256 contracts (the "Mixed Straddle Election"). It is unclear under present law how certain gain that the Portfolio may derive from trading in Section 1256 contracts for which a Mixed Straddle Election is not made will be treated for purposes of the "Short-Short Gain Test."

Foreign Currency Transactions

         In general, gains from "foreign currencies" and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Portfolio qualifies as a regulated investment company. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, futures or forward foreign currency contracts will be valued for purposes of the Asset Diversification Requirement.

         Under Code Section 988 special rules are provided for certain transactions in a foreign currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain forward contracts, from futures contracts that are not "regulated futures contracts", and from unlisted options will be treated as ordinary income or loss. In certain circumstances where the transaction is not undertaken as part of a straddle, the Portfolio may elect capital gain or loss treatment for such transactions.
Alternatively, the Portfolio may elect ordinary income or loss treatment for transactions in futures contracts and options on foreign currency that would otherwise produce capital gain or loss. In general, gains or losses from a foreign currency transaction subject to Code Section 988 will increase or decrease the amount of the Portfolio's investment company taxable income available to be distributed to Shareholders as ordinary income, rather than increasing or decreasing the amount of the Portfolio's net capital gain. Additionally, if losses from a foreign currency transaction subject to Code
Section 988 exceed other investment company taxable income during a taxable year, the Portfolio will not be able to make any ordinary dividend distributions, and any distributions made before the losses were realized but in the same taxable year would be accreted as a return of capital to Shareholders, thereby reducing each Shareholder's basis in his shares.

Conversion Transactions

         All or a portion of the capital gain from the disposition or other termination of any position that was part of a "conversion transaction" will generally be accreted as ordinary income. A conversion transaction is a transaction, generally consisting of two or more positions taken with regard to the same or similar property, where substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. A transaction, however, is not a conversion transaction unless it also satisfies one of the following four criteria: (1) the transaction consists of the acquisition of property by the taxpayer and a substantially contemporaneous agreement to sell the same or substantially identical property in the future; (2) the transaction is a straddle, within the meaning of Section 1092 (treating stock as personal property); (3) the transaction is one that was marketed or sold to the taxpayer on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain; or (4) the transaction is described as a conversion transaction in regulations to be promulgated on a prospective basis by the Secretary of the Treasury.

         Subject to regulations to be promulgated by the Secretary of the Treasury, the amount of gain accreted as ordinary income generally shall not exceed the amount of interest that would have accrued on the Portfolio's net investment in the conversion transaction for the relevant period at a yield equal to 120% of the applicable federal rate as defined in Section 1274(d). Thus, to the extent that the Portfolio recognizes income from conversion transactions, Shareholders will be taxed on all or a part of this income at ordinary rates.

Passive Foreign Investment Companies

         If the Portfolio acquires shares in certain foreign investment entities, called "passive foreign investment companies" (a "PFIC"), the Portfolio may be subject to United States federal income tax on a portion of any "excess distribution" received with respect to such shares or on a portion of any gain recognized upon a disposition of such shares, notwithstanding the distribution of such income to the Shareholders of the Portfolio. Additional charges in the nature of interest may also be imposed on the Portfolio in respect of such federal income taxes. However, in lieu of sustaining the foregoing tax consequences, the Portfolio may elect to have its investment in any PFIC taxed as an investment in a "qualified electing fund" (a "QEF"). By making a QEF election, the Portfolio would be required to include in its income each year a ratable portion, whether or not distributed, of the ordinary earnings and net capital gain of the QEF. Any such QEF inclusions would have to be taken into account by the Portfolio for purposes of satisfying the Distribution Requirement and the excise tax distribution requirement.

         The Internal Revenue Service has issued proposed regulations that would permit the Portfolio to elect (in lieu of paying deferred tax or making a QEF election) to mark-to-market annually any PFIC shares that it owned and to include any gains (but not losses) that it was deemed to realize as ordinary income. The Portfolio generally would not be subject to deferred Federal income tax on any gains that it was deemed to realize as a consequence of making a mark-to-market election, but such gains would be taken into account by the Portfolio for purposes of satisfying the Distribution Requirement and the excise tax distribution requirement. The proposed regulations indicate that they would apply only prospectively, to taxable years ending after their promulgation as final regulations.

Short-Short Gain Test

         Because of the Short-Short Gain Test, the Portfolio may have to limit the sale of appreciated (but not depreciated) securities that it has held for less than three months. The short sale of (including for this purpose the acquisition of a put option on) (1) securities held on the date of the short sale or acquired after the short sale and on or before the date of closing thereof or (2) securities which are "substantially identical" to securities held on the date of the short sale or acquired after the short sale and on or before the date of the closing thereof may reduce the holding period of such securities for purposes of the Short-Short Gain Test.

         Any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of such hedge for purposes of the Short-Short Gain Test. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of the Short-Short Gain Test. The Portfolio anticipates engaging in hedging transactions that qualify as designated hedges. However, because of the failure of the U.S. Treasury to promulgate regulations as authorized by the Code, it is not clear at the present time whether this treatment will be available to all of the

Portfolio's hedging transactions. To the extent the Portfolio's transactions do not qualify as designated hedges, the Portfolio's investments in short sales, options or other transactions may be limited.

         THE FOREGOING IS ONLY A SUMMARY OF CERTAIN MATERIAL TAX CONSEQUENCES AFFECTING THE PORTFOLIO AND ITS SHAREHOLDERS. SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE PORTFOLIO.


                                  MISCELLANEOUS

        Counsel. Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, serves as counsel to the Portfolio, the Investment Manager and the Distributor.

        Independent Auditors. Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281, serves as the Portfolio's independent auditors.

         The Prospectus and this Statement of Additional Information do not contain all of the information set forth in the Registration Statement and the exhibits relating thereto, which the Portfolio has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act to which reference is hereby made.


                              FINANCIAL STATEMENTS

        The Portfolio's Annual Report to Shareholders for the fiscal year ended March 31, 1996, including the financial statements, accompanying notes and report of independent auditors appearing therein, is a separate document supplied with this Statement of Additional Information and is available upon request by calling 1-800-447-1139. [Financial statements as well as financial information appearing within this Statement of Additional Information will be filed upon the completion of the audit of Deloitte & Touche LLP for the fiscal year ended March 31, 1997].



BSF-S-004-02

APPENDIX A

                              INVESTMENT PRACTICES

         A detailed discussion of various hedging and fixed income strategies that may be pursued by the Investment Manager on behalf of the Portfolio follows below. The Portfolio will not be obligated to pursue any of these investment strategies and makes no representation as to the availability of these techniques at this time or at any time in the future. The Investment Manager may utilize these investment practices to the extent that they are consistent with the Portfolio's investment objective and permitted by the Portfolio's investment limitations and applicable regulatory authorities.

         The Portfolio may engage in certain forward, futures, options, forward foreign exchange contracts, interest rate swaps and other strategies to attempt to reduce the overall risk of its investments (hedge), adjust investment exposure, enhance income, or to replicate a fixed income return in markets which present an attractive interest rate environment but which restrict foreign investment in fixed income securities; however, the instruments necessary to engage in such investment practices may not generally be available or may not provide a perfect hedge and also entail certain risks.

         The Portfolio may engage in certain options strategies involving debt securities and may enter into forward currency contracts in order to attempt to enhance income or to hedge the Portfolio's investments. The Portfolio also may use bond index futures contracts, interest rate futures contracts, foreign currency futures contracts (collectively, "futures contracts" or "futures") and forward currency contracts, and use options and futures contracts for hedging purposes or in other circumstances permitted by the CFTC. The foregoing instruments are sometimes referred to collectively as "Hedging Instruments" and certain special characteristics of and risks associated with using Hedging Instruments are discussed below. In addition to the investment guidelines (described below) adopted by the Board of Trustees to govern investment in Hedging Instruments, use of these instruments may be subject to the applicable regulations of the Securities and Exchange Commission (the "Commission"), the several options and futures exchanges upon which options and futures contracts are traded, and other regulatory authorities. In addition to the products, strategies and risks described below, the Investment Manager may become aware of additional opportunities in connection with options, futures contracts, forward currency contracts and other hedging techniques. These new opportunities may become available as the Investment Manager develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new options, futures contracts, forward currency contracts or other techniques are developed. The Investment Manager may utilize these opportunities to the extent that they are consistent with the Portfolio's investment objectives and permitted by the Portfolio's investment limitations and applicable regulatory authorities.

         The following discussion summarizes the principal currency management strategies involving forward contracts that may be used by the Portfolio. The Portfolio may engage in hedging strategies, including among others, settlement hedging, transaction hedging, position hedging, proxy hedging and cross-hedging. A "settlement hedge" or "transaction hedge" is designed to protect the Portfolio against an adverse change in foreign currency values between the date a security is purchased or sold and the date on which payment is made or received. Entering into a forward contract for the purchase or sale of the amount of foreign currency involved in an underlying security transaction for a fixed amount of U.S. dollars "locks in" the U.S. dollar price of the security. Forward contracts to purchase or sell a foreign currency may also be used by the Portfolio in anticipation of future purchases or sales of securities denominated in foreign currency, even if the specific investments have not yet been selected by BSFM.

         The Portfolio may also use forward contracts to hedge against a decline in the value of existing investments denominated in a foreign currency. For example, if the Portfolio owns securities denominated in a particular currency, it could enter into a forward contract to sell that particular currency in return for U.S. dollars to hedge against possible declines in the particular currency's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Portfolio could also hedge the position by selling another currency (or basket of currencies) expected to perform similarly to a particular currency. This type of hedge, sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield, or efficiency, but generally would not hedge currency exposure as effectively as a direct hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. With regard to the Portfolio's use of proxy hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relating to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying the Portfolio's proxy hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio assets that are the subject of such proxy-hedges are denominated.

         The Portfolio may enter into forward contracts to shift its investment exposure from one currency into another. This may include shifting exposure from U.S. dollars to a foreign currency. This type of strategy, sometimes known as a "cross-hedge," will tend to reduce or eliminate exposure to the currency that is sold, and increase exposure to the currency that is purchased, much as if the Portfolio had sold a security denominated in one currency and purchased an equivalent security denominated in another. Cross-hedges protect against losses resulting from a decline in the hedged currency, but will cause the Portfolio to assume the risk of fluctuations in the value of the currency it purchases.

         Successful use of currency management strategies will depend on BSFM's skill in analyzing currency values. Currency management strategies may substantially change the Portfolio's investment exposure to changes in currency exchange rates and could result in losses to the Portfolio if currencies do not perform as BSFM anticipates. For example, if a currency's value rose at a time when BSFM had hedged the Portfolio by selling that currency in exchange for dollars, the Portfolio would not participate in the currency's appreciation. If BSFM hedges currency exposure through proxy hedges, the Portfolio could realize currency losses from both the hedge and the security position if the two currencies do not move in tandem. Similarly, if BSFM increases the Portfolio's exposure to a foreign currency and that currency's value declines, the Portfolio will realize a loss. There is no assurance that BSFM's use of currency management strategies will be advantageous to the Portfolio or that it will hedge at appropriate times.

         Foreign Currency Transactions. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are generally charged at any stage for trades.

         At the maturity of a forward contract, the Portfolio may either accept or make delivery of the currency specified in the contract or, at or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.

         The Portfolio may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency for any lawful purpose. For example, the Portfolio may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the Portfolio intends to acquire. In addition, the Portfolio may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security denominated in a foreign currency.

         The cost to the Portfolio of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When the Portfolio enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

         Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency. Thus, the Portfolio might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         The Portfolio may also create non-speculative "synthetic" positions. A synthetic position is deemed not to be speculative if the position is covered by segregation of short-term liquid assets. A "synthetic position" is the duplication of a cash market transaction when deemed advantageous by the Investment Manager for cost liquidity or transactional efficiency reasons. A cash market transaction is the purchase or sale of a security or other asset for cash. For example, from time to time, the Portfolio experiences large cash inflows which may be redeemed from the Portfolio in a relatively short period. In this case, the Portfolio currently can leave the amounts uninvested in anticipation of the redemption or the Portfolio can invest in securities for a relatively short period, incurring transaction costs on the purchase and subsequent sale. Alternatively, the Portfolio may create a synthetic position by investing in a futures contract on a security, such as a deutschemark bond or on a securities index gaining investment exposure to the relevant market while incurring lower overall transaction costs. Since the financial markets in emerging countries are not as developed as in the United States, these financial investments may not be available to the Portfolio and the Portfolio may be unable to hedge certain risks or enter into certain transactions. The Portfolio would enter into such transactions if the markets for these instruments were sufficiently liquid and there was an acceptable degree of correlation to the cash market. By segregating cash, the Portfolio's features contract position would generally be no more leveraged or riskier than if it had invested in the cash market i.e., purchased securities.

         As is the case with futures contracts, holders and writers of forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures, by selling or purchasing, respectively, an instrument identical to the instrument held or written. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Portfolio will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Portfolio might be unable to close out a forward currency contract at any time prior to maturity. In either event, the Portfolio would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or securities in a segregated account.

         The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the foreign currency contract has been established. Thus, the Portfolio might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

         Unless the Portfolio engages in currency hedging transactions, it will be subject to the risk of changes in relation to the U.S. dollar of the value of the Emerging Country currencies in which its assets are denominated. The Portfolio may from time to time seek to protect, during the period prior to the remittance, the value of the amount of interest, dividends and net realized capital gains received or to be received in a local currency that it intends to remit out of an Emerging Country by investing in high-quality short-term U.S. dollar-denominated debt securities of such country and/or participating in the forward currency market for the purchase of U.S. dollars in the country. There can be no guarantee that suitable U.S. dollar-denominated investments will be available at the time the Investment Manager wishes to use them to hedge amounts to be remitted. Moreover, investors should be aware that dollar-denominated securities may not be available in some or all Emerging Countries, that the forward currency market for the purchase of U.S. dollars in many Emerging Countries is not highly developed and that in certain Emerging Countries no forward market for foreign currencies currently exists or that such market may be closed to investment by the Portfolio.

        A separate account of the Portfolio consisting of cash or liquid assets equal to the amount of the Portfolio's assets that could be required to consummate forward contracts, when required under applicable laws, will be established with the Portfolio's custodian. For the purpose of determining the adequacy of the assets in the account, the deposited assets will be valued at market or fair value. If the market or fair value of such assets declines, additional cash or assets will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Portfolio. The segregated account will be marked-to-market on a daily basis. Although the contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate these contracts. In such event, the Portfolio's ability to utilize forward foreign currency exchange contracts may be restricted.

        The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Portfolio to purchase additional foreign currency on the spot (i.e., cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the Portfolio security if its market value exceeds the amount of foreign currency the Portfolio is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the
Portfolio to sustain losses on these contracts and transaction costs. The Portfolio may enter into a forward contract and maintain a net exposure on such contract only if (1) the consummation of the contract would not obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's fund securities or other assets denominated in that currency or (2) the Portfolio maintains cash or liquid assets in a segregated account in an amount not less than the value of the Portfolio's total assets committed to the consummation of the contract which value must be marked to market daily. The Portfolio will comply with guidelines established by the Commission with respect to coverage of forward contracts entered into by the Portfolio and, if such guidelines so require, will set aside liquid assets in a segregated account with its custodian in the amount prescribed. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, the Investment Manager believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Portfolio will be served.

         At or before the maturity date of a forward contract requiring the Portfolio to sell a currency, the Portfolio may either sell the portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Portfolio will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Portfolio may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Portfolio would realize a gain or loss as a result of entering into such an offsetting forward currency contract under either circumstance to the extent the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

         The cost to the Portfolio of engaging in forward currency contracts will vary with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward currency contracts will not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire, but it will fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

         Although the Portfolio will value its assets daily in terms of U.S. dollars, the Portfolio does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Portfolio may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Portfolio at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

         The Portfolio generally will not enter into a forward contract with a term of greater than one year.

         Cover for Options and Futures Strategies. The Portfolio generally will not use leverage in its options and futures strategies. In the case of a transaction entered into as a hedge, the Portfolio will hold securities, currencies or other options or futures positions whose values are expected to offset ("cover") its obligations under the transaction. The Portfolio will not enter into an option or a futures strategy that exposes the Portfolio to an obligation to another party unless it owns (1) an offsetting ("covered") position in securities, currencies or other options or futures contracts or (2) cash or liquid assets with a value sufficient at all times to cover its potential obligations. The Portfolio will comply with guidelines established by the Commission with respect to coverage of option and futures strategies by mutual funds and, if such guidelines so require, will set aside liquid assets in a segregated account with its custodian in the amount prescribed. Securities, currencies or other options or futures positions used for cover and securities held in a segregated account cannot be sold or closed out while the option or futures strategy is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that the use of cover or segregation involving a large percentage of the Portfolio's assets could impede fund management or the Portfolio's ability to meet current obligations.

         Option Income and Hedging Strategies. The Portfolio may purchase and write (sell) both OTC and exchange-traded options. Exchange-traded options generally are issued by a clearing organization affiliated with the exchange on which the option is listed, which, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between the Portfolio and its counter-party with no clearing organization guarantee. Thus, when the Portfolio purchases an OTC option, it will rely on the dealer from which it has purchased the OTC option to make or take delivery of the securities underlying the option. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolio, as well as the loss of the expected benefit of the transaction. Currently, options on debt securities and most foreign currencies are primarily traded on the OTC market.

         The Portfolio may purchase call options on securities that the Investment Manager intends to include in the Portfolio's portfolio in order to fix the cost of a future purchase. Call options also may be purchased as a means of enhancing returns by, for example, participating in an anticipated price increase of a security on a more limited risk basis than would be possible if the security itself were purchased. In the event of a decline in the price of the underlying security, use of this strategy would serve to limit the Portfolio's potential loss to the option premium paid; conversely, if the market price of the underlying security increases above the exercise price and the Portfolio either sells or exercises the option, any profit eventually realized will be reduced by the premium paid.

         The Portfolio may purchase put options on securities in order to attempt to hedge against a decline in the market value of securities held in its portfolio or to enhance return. A put option would enable the Portfolio to sell the underlying security at a predetermined exercise price; thus the potential for loss to the Portfolio below the exercise price would be limited to the option premium paid. If the market price of the underlying security were higher than the exercise price of the put option, any profit the Portfolio realizes on the sale of the security would be reduced by the premium paid for the put option less any amount for which the put option may be sold.

         The Portfolio may write covered call options on securities in which it may invest for hedging purposes or to increase income in the form of premiums received from the purchasers of the options. Because it can be expected that a call option will be exercised if the market value of the underlying security increases to a level greater than the exercise price, the Portfolio will generally write covered call options on securities when the Investment Manager believes that the premium received by the Portfolio, plus anticipated appreciation in the market price of the underlying security up to the exercise price of the option, will be greater than the total appreciation in the price of the security. The strategy may also be used to provide limited protection against a decrease in the market price of the security in an amount equal to the premium received for writing the call option less any transaction costs. Thus, in the event that the market price of the underlying security held by the Portfolio declines, the amount of such decline will be offset wholly or in part by the amount of the premium received by the Portfolio. If, however, there is an increase in the market price of the underlying security and the option is exercised, the Portfolio would be obligated to sell the security at less than its market value. The Portfolio would give up the ability to sell the portfolio securities used to cover the call option while the call option is outstanding. In the case of OTC options written by the Portfolio, such securities would also be considered illiquid. Similarly, assets used to "cover" OTC options written by the Portfolio will be treated as illiquid unless the OTC options are sold to qualified dealers who agree that the Portfolio may repurchase any OTC options it writes for a maximum price to be calculated by a formula set forth in the option agreement. The "cover" for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option. In addition, the Portfolio could lose the ability to participate in an increase in the value of such securities above the exercise price of the call option because such an increase would likely be offset by an increase in the cost of closing out the call option (or could be negated if the buyer chose to exercise the call option at an exercise price below the securities' current market value).

         The Portfolio may write put options. A put option gives the purchaser of the option the right to sell, and the writer (seller) the obligation to buy, the underlying security at the exercise price during the option period. So long as the obligation of the writer continues, the writer may be assigned an exercise notice by the purchaser of options requiring the writer to make payment of the exercise price against delivery of the underlying security or take delivery. The operation of put options in other respects, including their related risks and rewards, is substantially identical to that of call options. If the put option is not exercised, the Portfolio will realize income in the amount of the premium received. This technique could be used to enhance current return during periods when the Investment Manager expects that the price of the security will not fluctuate greatly. The risk in such a transaction would be that the market price of the underlying security would decline below the exercise price less the premium received, in which case the Portfolio would expect to suffer a loss.

         The Portfolio may purchase put and call options and write put and covered call options on bond indices in much the same manner as the more traditional securities options discussed above, except that bond index options may serve as a hedge against overall fluctuations in the debt securities markets (or a market sector) rather than anticipated increases or decreases in the value of a particular security. A bond index assigns a value to the securities included in the index and fluctuates with changes in such values. Settlement of bond index options are effected with cash payments and do not involve the delivery of securities. Thus, upon settlement of a bond index option, the purchaser will realize, and the writer will pay, an amount based on the difference between the exercise price and the closing price of the bond index. The effectiveness of hedging techniques using bond index options will depend on the extent to which price movements in the bond index selected correlate with price movements of the securities in which the Portfolio invests.

         The Portfolio may purchase and write covered straddles on securities or bond indices. A long straddle is a combination of a call and a put option purchased on the same security where the exercise price of the put is less than or equal to the exercise price of the call. The Portfolio would enter into a long straddle when the Investment Manager believes that it is likely that the price of the underlying security will be more volatile during the term of the options than the option pricing implies. A short straddle is a combination of a call and a put written on the same security where the exercise price of the put is less than or equal to the exercise price of the call and where the same issue of security or currency is considered cover for both the put and the call. The Portfolio would enter into a short straddle when the Investment Manager believes that it is unlikely the price of the underlying security will be as volatile during the term of the options as the option pricing implies.

         Special Characteristics and Risks of Options Trading. The Portfolio may effectively terminate its right or obligation under an option by entering into a closing transaction. If the Portfolio wishes to terminate its obligation to purchase or sell securities under a put or call option it has written, the Portfolio may purchase a put or call option of the same series (i.e., an option identical in its terms to the option previously written); this is known as a closing purchase transaction. Conversely, in order to terminate its right to purchase or sell specified securities or currencies under a call or put option it has purchased, the Portfolio may write an option of the same series as the option held; this is known as a closing sale transaction. Closing transactions essentially permit the Portfolio to realize profits or limit losses on its options positions prior to the exercise or expiration of the option. Whether a profit or loss is realized from a closing transaction depends on the price movement of the underlying security or currency and the market value of the option.

         In considering the use of options to enhance income or to hedge the Portfolio's investments, particular note should be taken of the following:

         (1) The value of an option position will reflect, among other things, the current market price of the underlying security, or bond index, the time remaining until expiration, the relationship of the exercise price to the market price, the historical price volatility of the underlying security, or bond index and general market conditions. For this reason, the successful use of options as a hedging strategy depends upon the Investment Manager's ability to forecast the direction of price fluctuations in the underlying securities or, in the case of bond index options, fluctuations in the market sector represented by the selected index.

         (2) Options normally have expiration dates of up to 90 days. The exercise price of the options may be below, equal to or above the current market value of the underlying securities, bond index or currencies. Purchased options that expire unexercised have no value. Unless an option purchased by the Portfolio is exercised or unless a closing transaction is effected with respect to that position, the Portfolio will realize a loss in the amount of the premium paid and any transaction costs.

         (3) A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although the Portfolio intends to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time. Closing transactions may be effected with respect to options traded in the OTC markets (currently the primary markets for options on debt securities) only by negotiating directly with the other party to the option contract, or in a secondary market for the option if such a market exists. Although the Portfolio will enter into OTC options only with dealers that are expected to be capable of entering into closing transactions with the Portfolio, there can be no assurance that the Portfolio will be able to liquidate an OTC option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Portfolio may be unable to liquidate an OTC option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that the Portfolio would have to exercise those options which it has purchased in order to realize any profit. With respect to options written by the Portfolio, the inability to enter into a closing transaction may result in material losses to the Portfolio. For example, because the Portfolio must maintain a covered position with respect to any call option it writes on a security, bond index or currency, the Portfolio may not sell the underlying security or currency (or invest any cash, government securities or short-term debt securities used to cover a bond index option) during the period it is obligated under the option. This requirement may impair the Portfolio's ability to sell the Portfolio security or make an investment at a time when such a sale or investment might be advantageous.

         (4) Bond index options are settled exclusively in cash. If the Portfolio writes a call option on an index, the Portfolio will not know in advance the difference, if any, between the closing value of the index on the exercise date and the exercise price of the call option itself and thus will not know the amount of cash payable upon settlement. In addition, a holder of a bond index option who exercises it before the closing index value for that day is available runs the risk that the level of the underlying index may subsequently change.

         (5) The Portfolio's activities in the options markets may result in higher fund turnover rates and additional brokerage costs; however, the Portfolio may also save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

         Futures Strategies. The Portfolio may engage in futures strategies to attempt to reduce the overall investment risk that would normally be expected to be associated with ownership of the securities in which it invests. This may involve, among other things, using futures strategies to manage the average duration of the Portfolio's debt securities. If the Investment Manager wishes to shorten the average duration of the Portfolio's securities, the Portfolio may sell a futures contract. If the Investment Manager wishes to lengthen the average duration of the Portfolio's securities, the Portfolio may buy a futures contract.

         The Portfolio may use interest rate futures contracts to hedge its fund against changes in the general level of interest rates and in other circumstances permitted by the CFTC. The Portfolio may purchase an interest rate futures contract when it intends to purchase debt securities but has not yet done so. This strategy may minimize the effect of all or part of an increase in the market price of the debt securities that the Portfolio intends to purchase in the future. A rise in the price of the debt securities prior to their purchase may be either offset by an increase in the value of the futures contract purchased by the Portfolio or avoided by taking delivery of the debt securities under the futures contract. Conversely, a fall in the market price of the underlying debt securities may result in a corresponding decrease in the value of the futures position. The Portfolio may sell an interest rate futures contract in order to continue to receive the income from a debt security, while endeavoring to avoid part or all of the decline in market value of that security that would accompany an increase in interest rates.

         The Portfolio may sell bond index futures contracts in anticipation of a general market or market sector decline that could adversely affect the market value of the Portfolio's securities. To the extent that a portion of the Portfolio's portfolio correlates with a given index, the sale of futures contracts on that index could reduce the risks associated with a market decline and thus provide an alternative to the liquidation of securities positions. For example, if the Portfolio correctly anticipates a general market decline and sells bond index futures to hedge against this risk, the gain in the futures position should offset some or all of the decline in the value of the Portfolio. The Portfolio may purchase bond index futures contracts if a significant market or market sector advance is anticipated. Such a purchase of a futures contract would serve as a temporary substitute for the purchase of individual debt securities, which debt securities may then be purchased in an orderly fashion. This strategy may minimize the effect of all or part of an increase in the market price of securities that the Portfolio intends to purchase. A rise in the price of the securities should be partly or wholly offset by gains in the futures position.

         The Portfolio may also purchase and write covered straddles on interest rate, foreign currency or bond index futures contracts. A long straddle is a combination of a call and a put purchased on the same futures contract where the exercise price of the put option is less than the exercise price of the call option. The Portfolio would enter into a long straddle when it believes that it is likely that interest rates or foreign currency exchange rates will be more volatile during the term of the options than the option pricing implies. A short straddle is a combination of a call and put written on the same futures contract where the exercise price of the put option is less than the exercise price of the call option and where the same security or futures contract is considered for both the put and the call. The Portfolio would enter into a short straddle when it believes that it is unlikely that interest rates or foreign currency exchange rates will be as volatile during the term of the options as the option pricing implies.

         The settlement price of a futures contract is generally a function of the spot market price of the underlying security and a cost of financing, adjusted for any interest, dividends or other income received on the underlying instrument over the life of the contract. It is therefore possible to earn a return approximating that of debt securities of a similar tenor to that of a forward contract by security or basket of securities and selling a futures contract for such security or basket. The Portfolio may enter into such future strategies, using securities other than Debt Obligations, in cases where (a) government regulations restrict foreign investment in fixed income securities but not in other securities, such as common stocks, or commodities; and (b) in the Investment Manager's opinion both the cash and futures markets are sufficiently liquid.

         Special Characteristics and Risks of Futures Trading. No price is paid upon entering into a futures contract. Instead, upon entering into a futures contract, the Portfolio will be required to deposit with its custodian in a segregated account in the name of the futures broker through whom the transaction will be effected an amount of liquid assets generally equal to 10% or less of the contract value. This amount is known as "initial margin." Unlike margin in securities transactions, margin on futures contracts the Portfolio has written does not involve borrowing to finance the futures transactions. Rather, initial margin on futures contracts or on such options is in the nature of a performance bond or good-faith deposit on the contract that will be returned to the Portfolio upon termination of the transaction, assuming all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Portfolio may be required by an exchange to increase the level of its initial margin payment. Additionally, initial margin requirements may be increased generally in the future by regulatory action. Subsequent payments, called "variation margin," to and from the broker, are made on a daily basis as the value of the futures varies, a process known as "marking to the market." For example, if the Portfolio purchases a contract and the value of the contract rises, the Portfolio will receive from the broker a variation margin payment equal to that increase in value. Conversely, if the value of the futures or written option position declines, the Portfolio would be required to make a variation margin payment to the broker equal to the decline in value. Variation margin does not involve borrowing to finance the futures, but rather represents a daily settlement of the Portfolio's obligations to or from a clearing organization.
         Holders and writers of futures positions can enter into offsetting closing transactions, similar to closing transactions on options on securities, by selling or purchasing, respectively, a futures position with the same terms as the position held or written. Positions in futures contracts may be closed only on an exchange or board of trade providing a secondary market for such futures. The Portfolio will incur brokerage fees and related transaction costs when it purchases or sells futures contracts and premiums.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and, therefore, does not limit potential losses because futures prices could move to the daily limit for several consecutive trading days with little or no trading and thereby prevent prompt liquidation of positions. In such event, it may not be possible for the Portfolio to close a position and, in the event of adverse price movements, the Portfolio would have to make daily cash payments of variation margin (except in the case of purchased options). However, in the event futures contracts have been used to hedge fund securities, such securities will not be sold until the contracts can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, there is no guarantee that the price of the securities will, in fact, correlate with the price movements in the contracts and thus provide an offset to losses on the contracts.

         In considering the Portfolio's use of futures contracts, particular note should be taken of the following:

         (1) Successful use by the Portfolio of futures contracts will depend upon the Investment Manager's ability to predict movements in the direction of the overall securities, currency and interest rate markets, which requires different skills and techniques than predicting changes in the prices of individual securities. Moreover, futures contracts relate not to the current price level of the underlying instrument or currency but to the anticipated levels at some point in the future. There is, in addition, the risk that the movements in the price of the futures contract will not correlate with the movements in prices of the securities or currencies being hedged. For example, if the price of the futures contract moves less than the price of the securities or currencies that are the subject of the hedge, the hedge will not be fully effective; however, if the price of securities or currencies being hedged has moved in an unfavorable direction, the Portfolio would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, the advantage may be partially offset by losses on the futures position. In addition, if the Portfolio has insufficient cash, it may have to sell assets from its portfolio to meet daily variation margin requirements. Any such sale of assets may or may not be made at prices that reflect the rising market. Consequently, the Portfolio may need to sell assets at a time when such sales are disadvantageous to the Portfolio. If the price of the futures contract moves more than the price of the underlying securities or currencies, the Portfolio will experience either a loss or a gain on the futures contract that may or may not be completely offset by movements in the price of the securities or currencies that are the subject of the hedge.

         (2) In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between price movements in the futures position and the securities or currencies being hedged, movements in the prices of futures contracts may not correlate perfectly with movements in the prices of the hedged securities or currencies due to price distortions in the futures market. There may be several reasons unrelated to the value of the underlying securities or currencies that cause this situation to occur. First, as noted above, all participants in the futures market are subject to initial and variation margin requirements. If, to avoid meeting additional margin deposit requirements or for other reasons, investors choose to close a significant number of futures contracts through offsetting transactions, distortions in the normal price relationship between the securities or currencies and the futures markets may occur. Second, because the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, there may be increased participation by speculators in the futures market; such speculative activity in the futures market also may cause temporary price distortions. Third, participants could make or take delivery of the underlying securities or currencies instead of closing out their contracts. As a result, a correct forecast of general market trends may not result in successful hedging through the use of futures contracts over the short term. In addition, activities of large traders in both the futures and securities markets involving arbitrage and other investment strategies may result in temporary price distortions.

         (3) Positions in futures contracts may be closed out only on an exchange or board of trade that provides a secondary market for such futures contracts. Although the Portfolio intends to purchase or sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract at any particular time. In such event, it may not be possible to close a futures position, and in the event of adverse price movements, the Portfolio would continue to be required to make variation margin payments.

         (4) As is the case with options, the Portfolio's activities in the futures markets may result in higher fund turnover rates and additional transaction costs in the form of added brokerage commissions; however, the Portfolio may save on commissions by using futures contracts or options thereon as a hedge rather than buying or selling individual securities or currencies in anticipation or as a result of market movements.

         Guideline for Futures. The Portfolio will not purchase or sell futures contracts if, immediately thereafter, the sum of the amount of initial margin deposits on the Portfolio's existing futures positions and initial margin deposits would exceed 5% of the market value of the Portfolio's total assets. This guideline may be modified by the board without Shareholder vote. Adoption of this guideline will not limit the percentage of the Portfolio's assets at risk to 5%.

         Interest Rate Swaps. The Portfolio may enter into interest rate swaps for hedging purposes and non-hedging purposes. Inasmuch as swaps are entered into for good faith hedging purposes or are offset by a segregated account as described below, the Portfolio and the Investment Manager believe that swaps do not constitute senior securities as defined in the Investment Company Act and, accordingly, will not treat them as being subject to the Portfolio's borrowing restrictions. The net amount of the excess, if any, of the Portfolio's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or liquid high grade debt securities (i.e., securities rated in one of the top three ratings categories by Moody's or S&P, or, if unrated, deemed by the Investment Manager to be of comparable credit quality) having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Portfolio's custodian. The Portfolio will not enter into any interest rate swap unless the credit quality of the unsecured senior debt or the claims-paying ability of the other party thereto is considered to be investment grade by the Investment Manager. If there is a default by the other party to such a transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized

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swap documentation. As a result, the swap market has become relatively liquid in comparison with the markets for other similar instruments which are traded in the interbank market.


                                      A-11

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